Credit Agreement
                            Dated as of March 4, 2003
                                      among
                                 RC Ertl, Inc.,
                          Racing Champions South, Inc.,
                       Learning Curve International, Inc.,
                       Racing Champions Worldwide Limited,
                The Guarantors from time to time parties hereto,
                  the Lenders from time to time parties hereto,
    U.S. Bank National Association, National City Bank of Michigan/Illinois and
                       LaSalle Bank National Association,
                           as Co-Documentation Agents
                                       and
                         Harris Trust and Savings Bank,
                             as Administrative Agent

                                TABLE OF CONTENTS


Section         Heading                                                                          Page
Section 1.      The Credit Facilities                                                               1
Section 1.1.    Term Loan Commitments                                                               1
Section 1.2.    Revolving Credit Commitments                                                        1
Section 1.3.    Letters of Credit                                                                   2
Section 1.4.    Applicable Interest Rates                                                           4
Section 1.5.    Minimum Borrowing Amounts; Maximum Eurodollar Loans                                 6
Section 1.6.    Manner of Borrowing Loans and Designating Applicable Interest Rates                 6
Section 1.7.    Interest Periods                                                                    8
Section 1.8.    Maturity of Loans                                                                  10
Section 1.9.    Prepayments                                                                        10
Section 1.10.   Default Rate                                                                       13
Section 1.11.   The Notes                                                                          13
Section 1.12.   Funding Indemnity                                                                  14
Section 1.13.   Commitment Terminations                                                            15
Section 1.14.   Substitution of Lenders                                                            15
Section 1.15.   Appointment of RCE as Agent for Borrowers                                          16
Section 1.16.   Swing Loans                                                                        16

Section 2.      Fees                                                                               17
Section 2.1.    Fees                                                                               17

Section 3.      Place and Application of Payments                                                  19
Section 3.1.    Place and Application of Payments                                                  19

Section 4.      The Collateral and  Guaranties                                                     20
Section 4.1.    Collateral                                                                         20
Section 4.2.    Guaranties                                                                         21
Section 4.4.    Further Assurances                                                                 21

Section 5.      Definitions; Interpretation                                                        21
Section 5.1.    Definitions                                                                        21
Section 5.2.    Interpretation                                                                     37
Section 5.3.    Change in Accounting Principles                                                    37

Section 6.      Representations and Warranties                                                     37
Section 6.1.    Organization and Qualification                                                     37
Section 6.2.    Subsidiaries                                                                       38
Section 6.3.    Authority and Validity of Obligations                                              38

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
Section 6.4.    Use of Proceeds; Margin Stock                                                      39
Section 6.5.    Financial Reports                                                                  39
Section 6.6.    No Material Adverse Change                                                         39
Section 6.7.    Full Disclosure                                                                    39
Section 6.8.    Trademarks, Franchises, and Licenses                                               40
Section 6.9.    Governmental Authority and Licensing                                               40
Section 6.10.   Good Title                                                                         40
Section 6.11.   Litigation and Other Controversies                                                 40
Section 6.12.   Taxes                                                                              40
Section 6.13.   Approvals                                                                          41
Section 6.14.   Affiliate Transactions                                                             41
Section 6.15.   Investment Company; Public Utility Holding Company                                 41
Section 6.16.   ERISA                                                                              41
Section 6.17.   Compliance with Laws                                                               41
Section 6.18.   Other Agreements                                                                   42
Section 6.19.   Solvency                                                                           42
Section 6.20.   No Default                                                                         42

Section 7.      Conditions Precedent                                                               42
Section 7.1.    All Credit Events                                                                  42
Section 7.2.    Initial Credit Event                                                               43
Section 7.3.    Certain Deferred Conditions                                                        45

Section 8.      Covenants                                                                          45
Section 8.1.    Maintenance of Business                                                            45
Section 8.2.    Maintenance of Properties                                                          45
Section 8.3.    Taxes and Assessments                                                              46
Section 8.4.    Insurance                                                                          46
Section 8.5.    Financial Reports                                                                  46
Section 8.6.    Inspection                                                                         48
Section 8.7.    Borrowings and Guaranties                                                          48
Section 8.8.    Liens                                                                              49
Section 8.9.    Investments, Acquisitions, Loans and Advances                                      50
Section 8.10.   Mergers, Consolidations and Sales                                                  51
Section 8.11.   Maintenance of Subsidiaries                                                        52
Section 8.12.   Dividends and Certain Other Restricted Payments                                    52
Section 8.13.   ERISA                                                                              53
Section 8.14.   Compliance with Laws                                                               53
Section 8.15.   Burdensome Contracts With Affiliates                                               53
Section 8.16.   No Changes in Fiscal Year                                                          53
Section 8.17.   Formation of Subsidiaries                                                          53
Section 8.18.   Change in the Nature of Business                                                   54
Section 8.19.   Use of Loan Proceeds                                                               54
Section 8.20.   No Restrictions                                                                    54
Section 8.21.   Minimum Adjusted EBITDA                                                            54

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Section 8.22.   Cash Flow Leverage Ratio                                                           54
Section 8.23.   Interest Coverage Ratio                                                            54

Section 9.      Events of Default and Remedies                                                     55
Section 9.1.    Events of Default                                                                  55
Section 9.2.    Non-Bankruptcy Defaults                                                            57
Section 9.3.    Bankruptcy Defaults                                                                57
Section 9.4.    Collateral for Undrawn Letters of Credit                                           57
Section 9.5.    Notice of Default                                                                  58
Section 9.6.    Expenses                                                                           58

Section 10.     Change in Circumstances                                                            58
Section 10.1.   Change of Law                                                                      58
Section 10.2.   Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR      59
Section 10.3.   Increased Cost and Reduced Return                                                  59
Section 10.4.   Lending Offices                                                                    61
Section 10.5.   Discretion of Lender as to Manner of Funding                                       61

Section 11.     The Administrative Agent                                                           61
Section 11.1.   Appointment and Authorization of Administrative Agent                              61
Section 11.2.   Administrative Agent and its Affiliates                                            61
Section 11.3.   Action by Administrative Agent                                                     62
Section 11.4.   Consultation with Experts                                                          62
Section 11.5.   Liability of Administrative Agent; Credit Decision                                 62
Section 11.6.   Indemnity                                                                          63
Section 11.7.   Resignation of Administrative Agent and Successor Administrative Agent             64
Section 11.8.   L/C Issuer.                                                                        64
Section 11.9.   Hedging Liability and Funds Transfer and Deposit Account Liability Arrangements    64
Section 11.10.  Designation of Additional Agents                                                   65

Section 12.     The Guarantees                                                                     65
Section 12.1.   The Guarantees                                                                     65
Section 12.2.   Guarantee Unconditional                                                            65
Section 12.3.   Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances        66
Section 12.4.   Subrogation                                                                        67
Section 12.5.   Waivers                                                                            67
Section 12.6.   Limit on Recovery                                                                  67
Section 12.7.   Stay of Acceleration                                                               67
Section 12.8.   Benefit to Guarantors                                                              67
Section 12.9.   Guarantor Covenants                                                                67

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Section 13.     Miscellaneous                                                                      68
Section 13.1.   Withholding Taxes                                                                  68
Section 13.2.   No Waiver, Cumulative Remedies                                                     69
Section 13.3.   Non-Business Days                                                                  69
Section 13.4.   Documentary Taxes                                                                  69
Section 13.5.   Survival of Representations                                                        69
Section 13.6.   Survival of Indemnities                                                            70
Section 13.7.   Sharing of Set-Off                                                                 70
Section 13.8.   Notices                                                                            70
Section 13.9.   Counterparts                                                                       71
Section 13.10.  Successors and Assigns                                                             71
Section 13.11.  Participants                                                                       71
Section 13.12.  Assignments                                                                        72
Section 13.13.  Amendments                                                                         73
Section 13.14.  Headings                                                                           73
Section 13.15.  Costs and Expenses; Indemnification                                                73
Section 13.16.  Set-off                                                                            74
Section 13.17.  Currency                                                                           75
Section 13.18.  Entire Agreement                                                                   75
Section 13.19.  Governing Law                                                                      75
Section 13.20.  Severability of Provisions                                                         75
Section 13.21.  Excess Interest                                                                    76
Section 13.22.  Lender's Obligations Several; Lenders and their Affiliates                         76
Section 13.23.  Submission to Jurisdiction; Waiver of Jury Trial                                   76

Signature  Page                                                                                   S-1


Exhibit  A     -     Notice  of  Payment  Request
Exhibit  B     -     Notice  of  Borrowing
Exhibit  C     -     Notice  of  Continuation/Conversion
Exhibit  D-1   -     Term  Note
Exhibit  D-2   -     Revolving  Note
Exhibit  D-3   -     Swing  Note
Exhibit  E     -     Compliance  Certificate
Exhibit  F     -     Additional  Guarantor  Supplement
Exhibit  G     -     Assignment  and  Acceptance
Exhibit  H     -     Liquidity  Certificate  (Acquisitions)
Schedule 1     -     Commitments
Schedule 1.2   -     Existing  L/Cs
Schedule 6.2   -     Subsidiaries


                                      TOC-4

                                CREDIT AGREEMENT

     This Credit Agreement is entered into as of March 4, 2003, by and among RC Ertl, Inc., a Delaware corporation ("RCE"), Racing Champions South, Inc., a
North Carolina corporation ("RCS"), Learning Curve International, Inc., a Delaware corporation ("LCI"), Racing Champions Worldwide Limited, a corporation organized under the laws of the United Kingdom ("RCWL"; RCE, RCS, LCI and RCWL being referred to collectively as the "Borrowers" and individually as a "Borrower"), Racing Champions Ertl Corporation (formerly known as Racing Champions Corporation), a Delaware corporation, as a Guarantor (the "Company"), the direct and indirect Domestic Subsidiaries of the Company from time to time party to this Agreement, as Guarantors, the several financial institutions from time to time party to this Agreement, as Lenders, and Harris Trust and Savings Bank, as Administrative Agent as provided herein. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 5.1 hereof.

                              PRELIMINARY STATEMENT

     The Borrowers have requested, and the Lenders have agreed to extend, certain credit facilities on the terms and conditions of this Agreement.

     Now, Therefore, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section  1.     The  Credit  Facilities.

     Section 1.1. Term Loan Commitments. (a) Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan (individually a "Term Loan" and collectively for all the Lenders the "Term Loans") in U.S. Dollars to the Borrowers in the amount of such Lender's Term Loan Commitment. The Term Loans shall be advanced in a single Borrowing on the Closing Date and shall be made ratably by the Lenders in proportion to their respective Term Loan Percentages. As provided in Section 1.6(a) hereof, RCE, on behalf of the Borrowers, may elect that the Term Loans be outstanding as Base Rate Loans, Eurodollar Loans or a single Fixed Rate Loan (it being acknowledged and agreed that the Borrowers have elected that $30,000,000 advanced under the Term Credit shall be advanced as a Fixed Rate Loan on the Closing Date). No amount repaid or prepaid on any Term Loan may be borrowed again.

     Section 1.2. Revolving Credit Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Revolving Loan" and collectively the "Revolving Loans") in U.S. Dollars to any Borrower from time to time on a revolving basis up to the amount of such Lender's Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Revolving Credit Termination Date. The sum of the aggregate principal amount of Revolving Loans, Swing Loans and L/C

Obligations at any time outstanding shall not exceed the Revolving Credit Commitments in effect at such time. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Revolver Percentages. As provided in Section 1.6(a) hereof, RCE, on behalf of the applicable Borrower, may elect that each Borrowing of Revolving Loans be either Base Rate Loans or Eurodollar Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.

     Section 1.3. Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the L/C Issuer shall issue standby letters of credit (each a "Letter of Credit") for the account of the applicable Borrower in an aggregate undrawn face amount up to the L/C Sublimit. Each Letter of Credit shall be issued by the L/C Issuer, but each Lender shall be obligated to reimburse the L/C Issuer for such Lender's Revolver Percentage of the amount of each drawing thereunder and, accordingly, each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Lender pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding. Notwithstanding anything herein to the contrary, each of the Existing L/Cs shall each constitute a "Letter of Credit" herein for all purposes of this Agreement to the same extent, and with the same force and effect, as if such Existing L/Cs had been issued at the request of RCE hereunder.

     (b) Applications. At any time before the Revolving Credit Termination Date, the L/C Issuer shall, at the request of RCE, which is acting on behalf of the Borrowers, issue one or more Letters of Credit in U.S. Dollars, in a form satisfactory to the L/C Issuer, with expiration dates no later than the earlier of 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) or 30 days prior to the Revolving Credit Termination Date, in an aggregate face amount as set forth above, upon the receipt of an application duly executed by RCE, on behalf of the applicable Borrower, for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an "Application"). Notwithstanding anything contained in any Application to the contrary: (i) the Borrowers shall pay fees in connection with each Letter of Credit as set forth in Section 2.1 hereof, (ii) except as otherwise provided in Section 1.8 hereof, before the occurrence of a Default or an Event of Default, the L/C Issuer will not call for the funding by the Borrowers of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrowers' obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrowers hereby jointly and severally promise to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed). If the L/C Issuer issues any Letter of Credit with an expiration date that is automatically extended unless the L/C Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, unless the Required Lenders instruct the L/C Issuer otherwise, the L/C Issuer will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date: (i) the expiration date of such Letter of Credit if so extended would be after the Revolving Credit Termination Date, (ii) the Revolving Credit Commitments have been terminated, or (iii) a Default or an Event of Default exists and the Administrative Agent, at the request or with the consent of the Required Lenders, has given the L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. The L/C Issuer agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of RCE, on behalf of the applicable Borrower subject to the conditions of Section 7 hereof and the other terms of this Section 1.3.

     (c) The Reimbursement Obligations. The Borrowers shall be jointly and severally liable to reimburse the L/C Issuer for all drawings under a Letter of Credit (such obligation of the Borrowers being referred to herein as a "Reim-burse-ment Obligation"); subject to Section 1.3(b) hereof, each Reimbursement Obligation shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 12:00 Noon (Chicago time) on the date when each drawing is to be paid, in immediately available funds at the Administrative Agent's principal office in Chicago, Illinois or such other office as the Administrative Agent may designate in writing to the applicable Borrower (who shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds). If the Borrowers do not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 1.3(d) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.3(d) below.

     (d) The Participating Interests. Each Lender (other than the Lender acting as L/C Issuer in issuing the relevant Letter of Credit), by its acceptance hereof, severally agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Lender (a "Participating Lender"), an undivided percentage participating interest (a "Participating Interest"), to the extent of its Revolver Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon any failure by a Borrower to pay any Reimburse-ment Obligation at the time required on the date the related drawing is to be paid, as set forth in Section 1.3(c) above, or if the L/C Issuer is required at any time to return to any Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than 1:00 p.m. (Chicago time) the following Business Day, if such certificate is received after such time, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to such Participating Lender's Revolver Percentage of such unpaid or recap-tured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date the related payment was made by the L/C Issuer to the date two Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement
Obligation and of interest paid thereon, with the L/C Issuer retaining its Revolver Percentage thereof as a Lender hereunder.

     The several obligations of the Participating Lenders to the L/C Issuer under this Section 1.3 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against any Borrower, the L/C Issuer, the Administrative Agent, any Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Commitment of any Lender after the issuance of the applicable Letter of Credit, and each payment by a Participating Lender under this Section 1.3 shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Indemnification. The Participating Lenders shall, to the extent of their respective Revolver Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the applicable Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the L/C Issuer's gross negligence or willful misconduct) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this Section 1.3(e) and all other parts of this Section 1.3 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.

     (f) Manner of Requesting a Letter of Credit. RCE, on behalf of the applicable Borrower, shall provide at least five Business Days' advance written notice to the Administrative Agent of each request for the issuance of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by RCE, on behalf of the applicable Borrower and, in the case of an extension or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Administrative Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement. The Administrative Agent shall promptly notify the L/C Issuer of the Administrative Agent's receipt of each such notice and the L/C Issuer shall promptly notify the Administrative Agent and the Lenders of the issuance of the Letter of Credit so requested.

     Section 1.4. Applicable Interest Rates. (a) Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurodollar Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

     (b) Eurodollar Loans. Each Eurodollar Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Base Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

     (c) Fixed Rate Loan. The Borrowers have elected that $30,000,000 advanced under the Term Credit shall be advanced as a Fixed Rate Loan on the Closing Date and such election shall be irrevocable and remain in effect with respect to such Borrowing of Term Loans from the date such Fixed Rate Loan is advanced through the final maturity of the Term Loans. The Fixed Rate Loan shall bear interest (computed on the basis of a year of 360 days and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin with respect to Eurodollar Loans which are Term Loans as from time to time in effect plus the Adjusted Fixed Rate applicable to the relevant Borrowing of Term Loans, payable on the last day of each Interest Period and at maturity (whether by acceleration or otherwise). The Fixed Rate Loan shall only be available for the initial Borrowing of Term Loans to be advanced on the Closing Date.

     "Adjusted Fixed Rate" means, for the relevant Borrowing, a rate per annum determined in accordance with the following formula:

          Adjusted  Fixed  Rate     =     Fixed  Rate  +  (Adjusted LIBOR-LIBOR,
          as determined by the Floating Rate Payor pursuant to clause (e) below)

     "Floating Rate Payor" means Harris Trust and Savings Bank, in its capacity as a payment obligor under Section 1.4(d) below.

     "Fixed Rate" means, with respect to the Borrowing of the Fixed Rate Loan advanced on the Closing Day, the rate per annum quoted to RCE, on behalf of the Borrowers, by the Floating Rate Payor in its sole discretion on such date (it being acknowledged and agreed that the Fixed Rate for the Fixed Rate Loan advanced on the Closing Date shall be 2.61% per annum).

     (d) Floating Rate Payor Obligation. Subject to receipt by the Administrative Agent of payment in full of interest due by the Borrowers with respect to the Borrowing of the Fixed Rate Loan, the Administrative Agent will remit to the Floating Rate Payor the interest so paid by the Borrowers and the Floating Rate Payor shall pay to the Administrative Agent for distribution to the Lenders ratably an amount equal to interest which would have accrued on such Borrowing during the prior 3-month period at a rate per annum equal to the sum of the Applicable Margin with respect to Eurodollar Loans which are Term Loans in effect during such period plus the Adjusted LIBOR (computed on the basis of a year of 360 days and the actual number of days elapsed) (as determined by the Floating Rate Payor two Business Days prior to the first day of each Interest Period and determined as if the relevant Interest Period were three months, provided that with respect to the first interest payment date following the Closing Date and the interest payment date corresponding to the stated maturity of the Term Loans, such rate shall be determined as if the relevant Interest Period were approximately one month or, in each case, as the Floating Rate Payor and the Lenders may otherwise agree). In the event the Fixed Rate Loan bears interest at the default rate provided for in Section 1.10(d) hereof, the Lenders shall also be entitled to receive from the Floating Rate Payor their pro rata share of any additional interest provided for therein, based on their Term Loan Percentages of the outstanding Term Loans, to the extent paid by the Borrowers. In the event interest on the Fixed Rate Loan is not paid in full by the Borrowers, then the Floating Rate Payor shall be obligated to pay to the Administrative Agent for distribution to the Lenders an amount determined by multiplying the amounts due the Lenders as set forth above times a fraction, the numerator of which is the amount of interest actually paid by the Borrowers to the Administrative Agent and the denominator of which is the amount of interest due from Borrowers with respect to the Fixed Rate Loan.

     (e) Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error. The Floating Rate Payor shall determine each interest rate applicable to the Fixed Rate Loan, and its determination thereof shall be conclusive and binding except in the case of manifest error.

     Section 1.5. Minimum Borrowing Amounts; Maximum Eurodollar Loans. Each Borrowing of Base Rate Loans shall be in an amount not less than $1,000,000 or such greater amount which is an integral multiple of $100,000. Each Borrowing of Eurodollar Loans advanced, continued or converted shall be in an amount not less than $2,000,000 and, if greater, shall be in integral multiples of $100,000. Without the Administrative Agent's consent, there shall not be more than seven Borrowings of Eurodollar Loans under a Credit outstanding at any one time. The single Borrowing of the Fixed Rate Loan advanced under the Term Credit on the Closing Date shall be $30,000,000.

     Section  1.6.     Manner  of  Borrowing  Loans  and  Designating Applicable
Interest Rates. (a) Notice to the Administrative Agent. RCE, on behalf of itself or any other Borrower, shall give notice to the Administrative Agent by no later than: (i) 12:00 Noon (Chicago time) at least three Business Days before the date on which RCE on behalf of the applicable Borrower requests the Lenders to advance a Borrowing of Eurodollar Loans, (ii) at least three Business Days before the date on which RCE, on behalf of the Borrowers, requests the Lenders to advance a Borrowing of Term Loans which shall be the Fixed Rate Loan, and (iii) 11:00 a.m. (Chicago time) on the date RCE on behalf of the applicable Borrower requests the Lenders to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, RCE, on behalf of the applicable

Borrower, may (except with respect to the Fixed Rate Loan) from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement contained in Section 1.5 for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, RCE, on behalf of the applicable Borrower, may (subject to the notice requirement set forth herein) continue part or all of such Borrowing as Eurodollar Loans or convert part or all of such Borrowing into Base Rate Loans or (ii) if such Borrowing is of Base Rate Loans, on any Business Day, RCE, on behalf of itself or the applicable Borrower, may (subject to the notice requirement set forth herein) convert all or part of such Borrowing into Eurodollar Loans for an Interest Period or Interest Periods specified by RCE, on behalf of itself or the applicable Borrower. RCE, on behalf of itself or the applicable Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent. Notices of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurodollar Loans into Base Rate Loans or of Base Rate Loans into Eurodollar Loans must be given by no later than 12:00 Noon (Chicago time) at least three Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. Notwithstanding anything to the contrary contained herein (i) there shall be no Fixed Rate Loans available hereunder other than the $30,000,000 Borrowing of Term Loans advanced on the Closing Date and (ii) the Borrowers shall have no right to convert all of any portion of such Fixed Rate Loan into a Eurodollar Loan or Base Rate Loan. The Borrowers agree that the Administrative Agent may rely on any such telephonic or telecopy notice given by any person the Administrative Agent in good faith believes is an Authorized Representative of RCE without the necessity of independent investigation and, in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

     (b) Notice to the Lenders. The Administrative Agent shall give prompt telephonic or telecopy notice to each Lender of any notice from RCE received pursuant to Section 1.6(a) above and, if such notice requests the Lenders to make Eurodollar Loans, the Administrative Agent shall give notice to RCE and each Lender by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determinations.

     (c) RCE's Failure to Notify; Automatic Continuations and Conversions. Any outstanding Borrowing of Base Rate Loans shall automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless RCE, on behalf of itself or the applicable Borrower, has notified the Administrative Agent within the period required by

Section  1.6(a) that such Borrower intends to convert such Borrowing, subject to
Section 7.1 hereof, into a Borrowing of Eurodollar Loans or such Borrowing is prepaid in accordance with Section 1.9(a). If RCE, on behalf of itself or the applicable Borrower, fails to give notice pursuant to Section 1.6(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans before the last day of its then current Interest Period within the period required by Section 1.6(a) or, whether or not such notice has been given, if one or more of the conditions set forth in Section 7.1 for the continuation or conversion of a Borrowing of Eurodollar Loans would not be satisfied, and such Borrowing is not prepaid in accordance with Section 1.9(a), such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans. The Fixed Rate Loan shall automatically be continued for an additional Interest Period on the last day of its then current Interest Period.

     (d) Disbursement of Loans. Not later than 1:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing, subject to Section 7 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois. The Administrative Agent shall make the proceeds of each new Borrowing available to the relevant Borrower at the Administrative Agent's principal office in Chicago, Illinois.

     (e) Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. (Chicago time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the applicable Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the applicable Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the applicable Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the applicable Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 1.11 hereof so that such Borrower will have no liability under such Section with respect to such payment.

     Section 1.7. Interest Periods. As provided in Section 1.6(a) hereof, at the time of each request to advance, continue or create by conversion a Borrowing of Eurodollar Loans or Swing Loans, RCE, on behalf of the applicable Borrower, shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued or created by conversion and ending: (a) in the case of Base Rate Loans, on the last day of the calendar quarter (i.e., the last day of March, June, September or December, as applicable) in which such Borrowing is advanced, continued or created by conversion (or on the last day of the following calendar quarter if such Loan is advanced, continued or created by conversion on the last day of a calendar quarter), (b) in the case of a Eurodollar Loan, one, two, three or six months thereafter, (c) in the case of Fixed Rate Loans, the three-month period ending on the last day of each March, June, September and December in each year (except in the case of the initial Interest Period which shall be the period of approximately one month beginning on the Closing Date and ending on March 31, 2003, and provided that the final Interest Period shall be a period of one month ending on April 30, 2006, the final maturity of the Term Loans), and (d) in the case of a Swing Loan, on the date one to five days thereafter as mutually agreed to by RCE, on behalf of the applicable Borrower and the Administrative Agent; provided, however, that:

     (a) any Interest Period for a Borrowing of Revolving Loans consisting of Base Rate Loans that otherwise would end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date and any Interest Period for a Borrowing of Term Loans consisting of Base Rate Loans that otherwise would end after the final maturity date of the Term Loans shall end on the final maturity date of the Term Loans;

     (b) no Interest Period with respect to any portion of the Revolving Loans consisting of Eurodollar Loans shall extend beyond the Revolving Credit Termination Date and no Interest Period with respect to any portion of the Term Loans shall extend beyond the final maturity date of the Term Loans;

     (c) no Interest Period with respect to any portion of the Term Loans consisting of Eurodollar Loans shall extend beyond a date on which the Borrowers are required to make a scheduled payment of principal on the Term Loans, unless the sum of (a) the aggregate principal amount of Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of Term Loans that are Eurodollar Loans with Interest Periods expiring on or before such date plus (c) the aggregate principal amount of Term Loans that constitute the single Fixed Rate Loan scheduled to mature on or before such date equals or exceeds the principal amount to be paid on the Term Loans on such payment date;

     (d) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

     (e) for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

     Section 1.8. Maturity of Loans. (a) Scheduled Payments of Term Loans. The Borrowers shall, jointly and severally, make principal payments on the Term Loans in quarterly installments on the last day of each March, June, September, and December in each year, commencing with the quarter ending December 31, 2003, with the amount of each such principal installment to equal the amount set forth in Column B below shown opposite of the relevant due date as set forth in Column A below:



Column A                     Column B
                       Scheduled Principal
Payment Date          Payment on Term Loans
12/31/03 . .          $ 10,000,000
03/31/04 . .          $  3,750,000
06/30/04 . .          $  3,750,000
09/30/04 . .          $  3,750,000
12/31/04 . .          $  3,750,000
03/31/05 . .          $  5,000,000
06/30/05 . .          $  5,000,000
09/30/05 . .          $  5,000,000
12/31/05 . .          $  5,000,000
03/31/06 . .          $  5,000,000


; it being agreed that the final payment of both principal and interest not sooner paid on the Term Loans shall be due and payable on April 30, 2006 the final maturity thereof. Each such principal payment shall be applied to the Lenders holding the Term Loans pro rata based upon their Term Loan Percentages.

     (b) Revolving Loans and Swing Loans. Each Revolving Loan and Swing Loan, both for principal and interest not sooner paid, shall mature and become due and payable by the Borrowers, jointly and severally on the Revolving Credit Termination Date.

     Section 1.9. Prepayments. (a) Optional. The Borrowers shall have the privilege of prepaying without premium or penalty (except as set forth in Section 1.12 below) and in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $500,000, (ii) if such Borrowing is of Eurodollar Loans or is the Fixed Rate Loan, in an amount not less than $1,000,000 and (iii) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.5 hereof remains outstanding) any Borrowing of Eurodollar Loans or the Fixed Rate Loan at any time upon three Business Days' prior notice by RCE, on behalf of the Borrowers, to the Administrative Agent or, in the case of a Borrowing of Base Rate Loans, notice delivered by RCE, on behalf of the Borrowers, to the Administrative Agent no later than 10:00 a.m. (Chicago time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any Eurodollar Loans, the Fixed Rate Loan or any Swing Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 1.12 hereof.

     (b) Mandatory. (i) Dispositions. If the Company or any Subsidiary shall at any time or from time to time make or agree to make a Disposition or shall suffer an Event of Loss resulting in Net Cash Proceeds in excess of $1,250,000 individually or on a cumulative basis in any fiscal year of the Borrowers, then (x) the Company shall promptly notify the Administrative Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Cash Proceeds to be received by such Person in respect thereof) and (y) promptly upon receipt by such Person of the Net Cash Proceeds of such Disposition or Event of Loss, the Company shall cause such Person to prepay the Term Loans (or all outstanding Loans and L/C Obligations if an Event of Default exists) in an aggregate amount equal to 100% of the amount of all such Net Cash Proceed; provided that in the case of each Disposition or Event of Loss, if the Company states in its notice of such event that such Person intends to reinvest, within 360 days of the applicable Disposition or Event of Loss, the Net Cash
Proceeds thereof in assets similar to the assets which were subject to such Disposition or Event of Loss, then so long as no Default or Event of Default then exists, such Person shall not be required to make a mandatory prepayment under this Section in respect of such Net Cash Proceeds to the extent such Net Cash Proceeds are actually reinvested in such similar assets with such 360-day period. Promptly after the end of such 360-day period, such Person shall notify the Administrative Agent whether such Person has reinvested such Net Cash Proceeds in such similar assets, and to the extent such Net Cash Proceeds have not been so reinvested, the Company shall cause such Person to promptly prepay the Term Loans (or all outstanding Loans and L/C Obligations if an Event of Default exists) in the amount of such Net Cash Proceeds not so reinvested. The amount of each such prepayment shall be applied on a ratable basis among the relevant outstanding Obligations based on the principal amounts thereof.

     (ii) Equity Issuance. If after the Closing Date the Company or any Subsidiary shall issue new equity securities (whether common or preferred stock or otherwise), other than equity securities issued in connection with employee stock purchase plans, the exercise of employee stock options and outstanding warrants, and capital stock issued to the seller of an Acquired Business in connection with an Acquisition permitted hereby, the Company shall promptly notify the Administrative Agent of the estimated Net Cash Proceeds of such issuance to be received by or for the account of such Person in respect thereof. Promptly upon receipt by such Person of Net Cash Proceeds of such issuance, the Company shall cause such Person to prepay the Term Loans (or all outstanding Loans and L/C Obligations if an Event of Default exists) in an aggregate amount equal to 50% of the amount of such Net Cash Proceeds. The amount of each such prepayment shall be applied, on a ratable basis among the relevant outstanding Obligations based on the principal amounts thereof. The Credit Parties acknowledge that their performance hereunder shall not limit the rights and remedies of the Lenders for any breach of Section 8.9 hereof or any other terms of this Agreement.

     (iii) Debt Issuance. If after the Closing Date the Company or any Subsidiary shall issue any Indebted-ness for Borrowed Money, other than Indebtedness for Borrowed Money permitted by Section 8.7(a)-(f) hereof, the Company shall promptly notify the Administrative Agent of the estimated Net Cash Proceeds of such issuance to be received by or for the account of such Person in respect thereof. Promptly upon receipt by such Person of Net Cash Proceeds of such issuance, the Company shall cause such Person to prepay the Term Loans (or all outstanding Loans and L/C Obligations if an Event of Default exists) in an aggregate amount equal to 100% of the amount of such Net Cash Proceeds. The amount of each such prepayment shall be applied on a ratable basis among the relevant outstanding Obligations based on the principal amounts thereof. The Credit Parties acknowledge that their performance hereunder shall not limit the rights and remedies of the Lenders for any breach of Section 8.7 hereof or any other terms of this Agreement.

     (iv) Commitment Terminations. The Borrowers shall, on each date the Revolving Credit Commitments are reduced pursuant to Section 1.12 hereof, prepay the Revolving Credit Loans and Swing Loans, and, if necessary, prefund the L/C Obligations by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Revolving Credit Loans and Swing Loans and L/C Obligations then outstanding to the amount to which the Revolving Credit Commitments have been so reduced.

     (v) Application of Prepayments. Unless RCE, on behalf of the Borrowers, otherwise directs, prepayments of Loans under this Section 1.9(b) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Eurodollar Loans and Swing Loans in the order in which their Interest Periods expire with any balance applied to the Fixed Rate Loan. Each prepayment of Loans under this Section 1.9(b) shall be made by the payment of the principal amount to be prepaid and, in the case of any Term Loans, Eurodollar Loans or Swing Loans, accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 1.12 hereof. Each prefunding of L/C Obligations shall be made in accordance with Section 9.4 hereof.

     (c) Notice; Reborrowing. The Administrative Agent will promptly advise each Lender of any notice of prepayment it receives from the Borrowers. Any amount of Revolving Loans and Swing Loans paid or prepaid before the Revolving Credit Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again. No amount of the Term Loans paid or prepaid may be reborrowed, and, in the case of any partial prepayment, such prepayment shall be applied to the relevant Loans as follows: (i) on or prior to March 31, 2005, pro rata to the next scheduled principal payments which are due on or prior to March 31, 2005 and (ii) on or after April 1, 2005 pro rata to the next scheduled principal payments.

     Section 1.10. Default Rate. Notwithstanding anything to the contrary contained in Section 1.3 hereof, while any Event of Default exists or after acceleration, the Borrowers shall, jointly and severally, pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans owing by them at a rate per annum equal to:

     (a) for any Base Rate Loan, the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect;

     (b) for any Eurodollar Loan or any Swing Loan, the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect; and

     (c) for the Fixed Rate Loan, the sum of 2% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, a rate per annum equal to the sum of the Fixed Rate plus an amount such that the rate per annum is equivalent to the sum of 2.0% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect;

provided, however, that (i) in the event the Fixed Rate Loan, or portion thereof, is not paid when due, the overdue amount thereof shall bear interest at the rate per annum equal to the rate per annum applicable to Base Rate Loans hereunder after default and (ii) in the absence of acceleration, any adjustments pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrowers. While any Event of Default exists or after acceleration, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

     Section 1.11. The Notes. (a) The Term Loans made to the Borrowers by a Lender shall be evidenced by a single promissory note of the Borrowers issued, jointly and severally, to such Lender in the form of Exhibit D-1 hereto. Each such promissory note is hereinafter referred to as a "Term Note" and collectively such promissory notes are referred to as the "Term Notes."

     (b) The Revolving Loans made to the Borrowers, or any of them, by a Lender shall be evidenced by a single promissory note of the Borrowers issued, jointly and severally, to such Lender in the form of Exhibit D-2 hereto. Each such promissory note is hereinafter referred to as a "Revolving Note" and collectively such promissory notes are referred to as the "Revolving Notes."

     (c) The Swing Loans made to the Borrowers, or any of them, by the Administrative Agent shall be evidenced by a single promissory note of the Borrower issued to the

Administrative Agent in the form of Exhibit D-3 hereto. Such promissory note is hereinafter referred to as the "Swing Note."

     (d) Each Lender shall record on its books and records or on a schedule to its appropriate Note the amount of each Loan advanced, continued or converted by it, the Borrower to whom such Loan was made, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, for any Eurodollar Loan, Swing Loan or Fixed Rate Loan, the Interest Period and the interest rate applicable thereto. The record thereof, whether shown on such books and records of a Lender or on a schedule to its Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrowers to repay all Loans made hereunder together with accrued interest thereon. At the request of any Lender and upon such Lender tendering to RCE, on behalf of the Borrowers, the appropriate Note to be replaced, the Borrowers shall furnish a new Note to such Lender to replace its outstanding Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

     Section 1.12. Funding Indemnity. If any Lender or the Floating Rate Payor shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender or the Floating Rate Payor to fund or maintain any Eurodollar Loan, any Swing Loan or the Fixed Rate Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender or, with respect to the Fixed Rate Loan, by reason of the prepayment under or termination, in whole or in part, of any interest rate hedging arrangement entered into by the Floating Rate Payor with respect thereto) as a result of:

     (a) any payment, prepayment or conversion of a Eurodollar Loan or Swing Loan on a date other than the last day of its Interest Period, or any payment or prepayment of the Fixed Rate Loan, or any part thereof, on a date other than the regularly scheduled payment date for the originally scheduled principal payment thereof as provided in Section 1.8(a) hereof,

     (b) any failure (because of a failure to meet the conditions of Section 7 or otherwise) by any Borrower to borrow the Fixed Rate Loan, or to borrow or continue a Eurodollar Loan or Swing Loan, or to convert a Base Rate Loan into a Eurodollar Loan or Swing Loan, on the date specified in a notice given pursuant to Section 1.6(a) or Section 1.16 hereof,

     (c) any failure by any Borrower to make any payment of principal on any Eurodollar Loan, the Fixed Rate Loan or any Swing Loan when due (whether by acceleration or otherwise), or

     (d)  any  acceleration of the maturity of a Eurodollar Loan, the Fixed Rate
Loan or any Swing Loan as a result of the occurrence of any Event of Default hereunder,

then, within 15 days after the demand by such Lender or Floating Rate Payor, the Borrowers shall pay to such Lender or Floating Rate Payor such amount as will reimburse such Lender or Floating Rate Payor for such loss, cost or expense. If any Lender or Floating Rate Payor makes such a claim for compensation, it shall provide to the Borrowers, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail
(including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be deemed prime facie correct, absent manifest error.

     Section 1.13. Commitment Terminations. (a) Optional Revolving Credit Terminations. The Borrowers shall have the right at any time and from time to time, upon five Business Days prior written notice to the Administrative Agent, to terminate the Revolving Credit Commitments in whole or in part, any partial termination to be (i) in an amount not less than $1,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Revolver Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Revolving Credit Loans and of L/C Obligations then outstanding. Any termination of the Revolving Credit Commitments below the L/C Sublimit or Swing Line Sublimit then in effect shall reduce the L/C Sublimit and Swing Line Sublimit, as applicable, by a like amount. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments.

     (b)     No  Reinstatement.  Any  termination  of  the  Revolving  Credit
Commitments  pursuant  to  this  Section  1.13  may  not  be  reinstated.

     Section 1.14. Substitution of Lenders. Upon the receipt by the Borrowers of (a) a claim from any Lender for compensation under Section 10.3 or
13.1 hereof, (b) notice by any Lender to the Borrowers of any illegality pursuant to Section 10.1 hereof or (c) in the event any Lender is in default in any material respect with respect to its obligations under the Loan Documents (any such Lender referred to in clause (a), (b) or (c) above being hereinafter referred to as an "Affected Lender"), the Borrowers may, in addition to any other rights the Borrowers may have hereunder or under applicable law, require, at its expense, any such Affected Lender to assign, at par plus accrued interest and fees, without recourse, all of its interest, rights, and obligations hereunder (including all of its Commitments and the Loans and participation interests in Letters of Credit and other amounts at any time owing to it hereunder and the other Loan Documents) to a bank or other institutional lender specified by the Borrowers, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental authority, (ii) the Borrowers shall have received the written consent of the Administrative Agent, which consent shall not be unreasonably withheld, to such assignment, (iii) the Borrowers shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section 1.12 hereof as if the Loans owing to it were prepaid rather than assigned except if such Lender is being replaced pursuant to clause (c) above) other than such principal, interest, and fees accrued and owing to it hereunder, and (iv) the assignment is entered into in accordance with the other requirements of Section 13.12 hereof.

     Section 1.15. Appointment of RCE as Agent for Borrowers. Each Borrower hereby irrevocably appoints RCE as its agent hereunder to make requests on such Borrower's behalf under Section 1 hereof for Borrowings, to request on such Borrower's behalf Letters of Credit and to execute all Applications therefor, and to take any other action contemplated by the Loan Documents with respect to the credit extended hereunder to such Borrower. The Administrative Agent and the Lenders shall be entitled to conclusively presume that any action by RCE under the Loan Documents is taken on behalf of all of the Borrowers whether or not RCE so indicates.

     Section 1.16. Swing Loans. (a) Generally. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Administrative Agent agrees to make loans in U.S. Dollars to the Borrowers, or any of them, under the Swing Line (individually a "Swing Loan" and collectively the "Swing Loans") which shall not in the aggregate at any time outstanding exceed the Swing Line Sublimit. The Swing Loans may be availed of the Borrowers from time to time and borrowings thereunder may be repaid and used again during the period ending on the Revolving Credit Termination Date; provided that each Swing Loan must be repaid on the last day of the Interest Period applicable thereto. Each Swing Loan shall be in a minimum amount of $250,000 or such greater amount which is an integral multiple of $50,000.

     (b) Interest on Swing Loans. Each Swing Loan shall bear interest until maturity (whether by acceleration or otherwise) at a rate per annum equal to (i) the sum of the Base Rate plus the Applicable Margin for Base Rate Loans as from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed) or (ii) the Administrative Agent's Quoted Rate (computed on the basis of a year of 360 days for the actual number of days elapsed). Interest on each Swing Loan shall be due and payable prior to such maturity on the last day of each Interest Period applicable thereto.

     (c) Requests for Swing Loans. RCE, on behalf of the applicable Borrower, shall give the Administrative Agent prior notice (which may be written or oral) no later than 12:00 Noon (Chicago time) on the date upon which a Borrower requests that any Swing Loan be made, of the amount and date of such Swing Loan, and the Interest Period requested therefor. Within 30 minutes after receiving such notice, the Administrative Agent shall in its discretion quote an interest rate (which shall never be less than the Administrative Agent's cost of funds) to RCE, on behalf of the applicable Borrower, at which the Administrative Agent would be willing to make such Swing Loan available to such Borrower for the Interest Period so requested (the rate so quoted for a given Interest Period being herein referred to as "Administrative Agent's Quoted Rate"). The Borrowers acknowledge and agree that the interest rate quote is given for immediate and irrevocable acceptance. If RCE, on behalf of the applicable Borrower, does not so immediately accept the Administrative Agent's Quoted Rate for the full amount requested by the applicable Borrower for such Swing Loan, the Administrative Agent's Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall bear interest at the rate per annum determined by adding the Applicable Margin for Base Rate Loans to the Base Rate as from time to time in effect. Subject to the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to the applicable Borrower on the date so requested at the offices of the Administrative Agent in Chicago, Illinois. Anything contained in the foregoing to the contrary notwithstanding (i) the obligation of the Administrative Agent to make Swing Loans shall be subject to all of the terms and conditions of this Agreement, and (ii) the Administrative Agent shall not be obligated to make more than one Swing Loan during any one day.

     (d) Refunding Loans. In its sole and absolute discretion, the Administrative Agent may at any time, on behalf of the Borrowers (which hereby irrevocably authorize the Administrative Agent to act on their behalf for such purpose) and with notice to the Borrowers, request each Lender to make a Revolving Loan in the form of a Base Rate Loan in an amount equal to such Lender's Revolver Percentage of the amount of the Swing Loans outstanding on the date such notice is given. Unless an Event of Default described in Section 9.1(j) or 9.1(k) exists with respect to the applicable Borrower, regardless of the existence of any other Event of Default, each Lender shall make the proceeds of its requested Revolving Loan available to the Administrative Agent, in immediately available funds, at the Administrative Agent's principal office in Chicago, Illinois, before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Borrowing of Revolving Loans shall be immediately applied to repay the outstanding Swing Loans.

     (e) Participations. If any Lender refuses or otherwise fails to make a Revolving Loan when requested by the Administrative Agent pursuant to Section 1.15(d) above (because an Event of Default described in Section 9.1(j) or 9.1(k) exists with respect to the applicable Borrower or otherwise), such Lender will, by the time and in the manner such Revolving Loan was to have been funded to the Administrative Agent, purchase from the Administrative Agent an undivided participating interest in the outstanding Swing Loans in an amount equal to its Revolver Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Revolving Loans. Each Lender that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Revolver Percentage of each payment of principal received on the Swing Loan and of interest received thereon accruing from the date such Lender funded to the Administrative Agent its participation in such Loan. The several obligations of the Lenders under this Section shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against any Borrower, any other Lender or any other Person whatever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Commitments of any Lender, and each payment made by a Lender under this Section shall be made without any offset, abatement, withholding or reduction whatsoever.

Section  2.     Fees.

     Section 2.1. Fees. (a) Revolving Credit Commitment Fee. The Borrowers shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Revolver Percentages a commitment fee at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Unused
Revolving Credit Commitments. Such commitment fee shall be payable quarter-annually in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the date hereof) and on the Revolving Credit Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.

     (b) Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 1.2 hereof, the applicable Borrower shall pay to the L/C Issuer for its own account an issuance fee equal to 0.125% of the face amount of (or of the increase in the face amount of) such Letter of Credit. Quarterly in arrears, on the last day of each March, June, September, and December, commencing on the first such date occurring after the date hereof, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders in accordance with their Revolver Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter. In addition, the applicable Borrower shall pay to the L/C Issuer for its own account the L/C Issuer's standard drawing, negotiation, amendment, and other administrative fees for each Letter of Credit. Such standard fees referred to in the preceding sentence may be established by the L/C Issuer from time to time.

     (c) Upfront Fees. On the date hereof, the Borrowers shall pay to the Administrative Agent, for the ratable account of the Lenders, upfront fees in the amounts previously agreed to by the Borrowers, the Lenders and the Administrative Agent.

     (d) Administrative Agent Fees. The Borrowers shall pay to the Administrative Agent, for its own use and benefit, the arrangement fees and administrative fees agreed to between the Administrative Agent and the Borrowers in a fee letter dated as of even date herewith or as otherwise agreed to in writing between them.

     (e) Audit Fees. The Borrowers shall pay to the Administrative Agent for its own use and benefit charges for audits of the Collateral performed by the Administrative Agent or its agents or representatives in such amounts as the Administrative Agent may from time to time request (the Administrative Agent acknowledging and agreeing that such charges shall be computed in the same manner as it at the time customarily uses for the assessment of charges for similar collateral audits); provided, however, that in the absence of any Default and Event of Default, the Borrowers shall not be required to pay the Administrative Agent for more than one such audit per calendar year.

Section  3.     Place  and  Application  of  Payments.

     Section 3.1. Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by the Borrowers under this Agreement and the other Loan Documents, shall be made by the Borrowers to the Administrative Agent by no later than 12:00 Noon (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrowers) for the benefit of the Lender or Lenders entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.

     Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Administrative Agent or any of the Lenders after the occurrence and during the continuation of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

     (a) first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, and in any event all costs and expenses of a character which the Borrowers have agreed to pay the Administrative Agent or the Lenders under
Section 13.15 hereof (any such funds paid to the Administrative Agent for its own account for which it has previously been reimbursed by the Lenders shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

     (b) second, to the payment of principal and interest on the Swing Note until paid in full;

     (c) third, to the payment of any outstanding interest and fees due under the Loan Documents (including amounts owing to the Lenders and the Floating Rate Payor under Section 1.12 hereof) to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

     (d) fourth, to the payment of principal on the Notes and unpaid Reimbursement Obligations, together with amounts to be held by the Administrative

Agent  as  collateral  security  for any outstanding L/C Obligations pursuant to
Section 9.4 hereof (until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), and Hedging Liability, the aggregate amount paid to, or held as collateral security for, the Lenders and, in the case of Hedging Liability, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

     (e) fifth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrower and its Subsidiaries secured by the Collateral Documents (including, without limitation, Funds Transfer and Deposit Account Liability) to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

     (f) sixth, to RCE, on behalf of the Borrowers or whoever else may be lawfully entitled thereto.

Section  4.     The  Collateral  and  Guaranties.

     Section 4.1. Collateral. The Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability shall be secured by (a) valid, perfected and enforceable Liens on all right, title, and interest of the Company and each Subsidiary in all capital stock and other equity interests held by such Person in each of its Subsidiaries, whether now owned or hereafter formed or acquired, and all proceeds thereof, and (b) valid, perfected, and enforceable Liens on all right, title, and interest of the Company and each Subsidiary in all accounts, chattel paper, instruments, documents, general intangibles, letter of credit rights, supporting obligations, deposit accounts, investment property, inventory and commercial tort claims (collectively, the "Working Capital Assets"), whether now owned or hereafter acquired or arising, and all proceeds thereof; provided, however, that: (i) until a Default or Event of Default has occurred and is continuing and thereafter until otherwise required by the Administrative Agent or the Required Lenders, Liens on local petty cash deposit accounts maintained by the Company and its Subsidiaries in proximity to their operations need not be perfected, provided that the total amount on deposit at any one time not so perfected shall not exceed $1,000,000 in the aggregate and Liens on payroll accounts maintained by the Company and its Subsidiaries need not be perfected provided the total amount on deposit at any time does not exceed the current amount of their payroll obligations, (ii) unless otherwise required by the Administrative Agent or the Required Lenders during the existence of any Event of Default, Liens on the capital stock or other equity interests of a Foreign Subsidiary which, if granted, would cause a material adverse effect on the Company's federal income tax liability shall be limited to 65% of the total outstanding Voting Stock of such Foreign Subsidiary, (iii) unless otherwise required by the Administrative Agent or the Required Lenders during the existence of any Event of Default, Liens need not be granted on the Working Capital Assets of a Foreign Subsidiary which, if granted, would cause a material adverse effect on the Company's federal income tax liability and (iv) until a Default or Event of Default has occurred and is continuing and thereafter until otherwise required by the Administrative Agent or the Required

Lenders, Liens on U.S. general intangibles, to the extent perfected by recording an instrument with the U.S. Patent and Trademark Office, need only be perfected on material U.S. general intangibles. The Credit Parties acknowledge and agree that the Liens on the Collateral shall be granted to the Administrative Agent for the benefit of the holder of the Obligations, the Hedging Liability, and the Funds Transfer and Deposit Account Liability and shall be valid and perfected first priority Liens subject only to Liens permitted by Section 8.8 hereof, in each case pursuant to one or more Collateral Documents from such Persons, each in form and substance satisfactory to the Administrative Agent.

     Section 4.2. Guaranties. The payment and performance of the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability shall at all times be guaranteed by the Company and by each direct and indirect Subsidiary of the Company pursuant to Section 12 hereof or pursuant to one or more Additional Guarantor Supplements delivered to the Administrative Agent after the date hereof; provided, however, that unless otherwise required by the Administrative Agent or the Required Lenders during the existence of any Event of Default, a Foreign Subsidiary of the Company shall not be required to be a guarantor hereunder if providing such Guaranty would cause a material adverse effect on the Company's federal income tax liability.

     Section 4.4. Further Assurances. The Company and each Borrower agree that each shall, and shall cause each of its Subsidiaries to, from time to time at the request of the Administrative Agent or the Required Lenders, execute and deliver such documents and do such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for and maintain the guarantees contemplated by this Section 4. In the event the Company, any Borrower or any other Subsidiary of the Company forms or acquires any Subsidiary after the date hereof, the Company and the Borrowers shall promptly upon such formation or acquisition cause such newly formed or acquired Domestic Subsidiary to execute a Guaranty and such Collateral Documents as are required by this Section 4 and as the Administrative Agent may then require, and the Company and the Borrowers shall also deliver to the Administrative Agent, or cause such Subsidiary to deliver to the Administrative Agent, at the Borrowers' cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith.

Section  5.     Definitions;  Interpretation.

     Section 5.1. Definitions. The following terms when used herein shall have the following meanings:

"Acquired Business" means the entity or assets acquired by the Company or any Subsidiary in an Acquisition, whether before or after the date hereof.

"Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a

Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that a Borrower or a Subsidiary of a Borrower is the surviving entity.

"Additional Guarantor Supplement" means a letter to the Administrative Agent in the form attached hereto as Exhibit F executed by a Subsidiary of the Company after the date hereof whereby it acknowledges that it is a party hereto as a Guarantor and is liable for the Obligations pursuant to Section 12 hereof.

"Adjusted EBITDA" means, with reference to any period, the sum of (a) the EBITDA of the Company and its Subsidiaries for such period plus (b) EBITDA of any Person and its subsidiaries acquired pursuant to Section 8.9(i) hereof for such period plus (c) adjustments associated with any Permitted Acquisition to the extent reasonably acceptable to the Administrative Agent.

"Adjusted LIBOR" means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:

      Adjusted  LIBOR     =                     LIBOR
                                  ---------------------------------
                                  1 - Eurodollar Reserve Percentage

"Administrative Agent" means Harris Trust and Savings Bank and any successor pursuant to Section 11.7 hereof.

"Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 10% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 10% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

"Agreement" means this Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.

"Applicable Margin" means, with respect to Loans, Reimbursement Obligations, and the commitment fees and letter of credit fees payable under Section 2.1 hereof until the first Pricing Date, the rates per annum shown opposite Level IV below, and thereafter from one Pricing Date to the next the Applicable Margin means the rates per annum determined in accordance with the following schedule:



                                    Applicable
                                  Margin  for  Base     Applicable             Applicable
               Cash  Flow         Rate  Loans  and      Margin  for           Margin  for
             Leverage  Ratio       Reimbursement       Eurodollar Loans        Commitment
             for such Pricing       Obligations       and Letter of Credit        Fee
Level              Date               shall be:         Fee shall be:          shall be:

IV           Greater than or            0%                 1.75%                  0.40%
             equal to 1.75 to
              1.0

III          Less than 1.75 to          0%                 1.50%                  0.35%
             1.0, but greater
            than or equal to
            1.25 to 1.0


II          Less than 1.25 to           0%                 1.25%                  0.30%
            1.0, but greater
            than or equal to
            0.75 to 1.0


I           Less than 0.75              0%                 0.75%                  0.25%
            to 1.0



For purposes hereof, the term "Pricing Date" means, for any fiscal quarter of the Borrowers ending on or after June 30, 2003, the date on which the Administrative Agent is in receipt of the Borrowers' most recent financial statements (and, in the case of the year-end financial statements, audit report) for the fiscal quarter then ended, pursuant to Section 8.5 hereof. The Applicable Margin shall be established based on the Cash Flow Leverage Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrowers have not delivered their financial statements by the date such financial statements (and, in the case of the year-end financial statements, audit report) are required to be delivered under Section 8.5 hereof, until such financial statements and audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., the Cash Flow Leverage Ratio shall be deemed to be greater than 1.75 to 1.0). If the Borrowers subsequently deliver such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrowers and the Lenders if reasonably determined.

"Application"  is  defined  in  Section  1.3(b)  hereof.

"Authorized Representative" means those persons shown on the list of officers provided by the Borrowers pursuant to Section 7.2 hereof or on any update of any such list provided by the Borrowers to the Administrative Agent, or any further or different officers of any Borrower so named by any Authorized Representative of such Borrower in a written notice to the Administrative Agent.

"Base Rate" means for any day the greater of: (i) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent's best or lowest rate) and (ii) the sum of (x) the rate determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Administrative Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Administrative Agent for sale to the Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount owed to the Administrative Agent for which such rate is being determined, plus (y) 1/2 of 1%.

"Base Rate Loan" means a Loan bearing interest at a rate specified in Section 1.4(a) hereof.

"Borrowers"  is  defined  in  the  introductory  paragraph  of  this  Agreement.

"Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders under a Credit on a single date and, in the case of Eurodollar Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders under a Credit according to their Percentages of such Credit. A Borrowing is "advanced" on the day Lenders advance funds comprising such Borrowing to the applicable Borrower, is "continued" on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loans to the other, all as requested by RCE, on behalf of the Borrowers, pursuant to Section 1.6(a) hereof. Borrowings of Swing Loans are made by the Administrative Agent in accordance with the procedures set forth in
Section  1.16  hereof.

"Business Day" means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of a Eurodollar Loan or a Fixed Rate Loan, on which banks are dealing in U.S. Dollar deposits in the interbank eurodollar market in London, England and Nassau, Bahamas.

"Capital Expenditures" means, with respect to any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by the Company and its Subsidiaries during that period for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to property, plant, or equipment (including replacements, capitalized repairs, and improvements) which should be capitalized on the balance sheet of the Company and its Subsidiaries in accordance with GAAP.

"Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

"Capitalized Lease Obligation" means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

"Cash Flow Leverage Ratio" means, at any time the same is to be determined, the ratio of (i) Total Funded Debt of the Company and its Subsidiaries as of the last day of the most recently completed fiscal quarter of the Company to (ii) Adjusted EBITDA of the Company and its Subsidiaries for the period of four fiscal quarters then ended.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. SEC.SEC.9601 et seq., and any future amendments.

"Change of Control" means any of (a) the acquisition by any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 33-1/3% or more of the outstanding capital stock or other equity interest of the Company on a fully-diluted basis, (b) the failure of the Company to own 100% of the Voting Stock of any Borrower, (c) the failure of individuals who are members of the board of directors (or similar governing body) of the Company or any Borrower on the Closing Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the Closing Date or previously so approved) to constitute a majority of the board of directors (or similar governing body) of the Company or such Borrower, as the case may be, or (d) any "Change of Control" (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness for Borrowed Money shall occur.

"Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Section 7.2 shall be satisfied or waived in a manner acceptable to the Administrative Agent in its discretion.

"Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

"Collateral" means all properties, rights, interests, and privileges from time to time subject to the Liens granted to the Administrative Agent, or any security trustee therefor, by the Collateral Documents.

"Collateral  Account"  is  defined  in  Section  9.4  hereof.

"Collateral Documents" means the Pledge Agreement, the Security Agreement, and all other security agreements, pledge agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the Obligations, the Hedging Liability, and the Funds Transfer and Deposit Account Liability or any part thereof.

"Commitments" means the Revolving Credit Commitments and the Term Loan Commitments.

"Company"  is  defined  in  the  introductory  paragraph  of  this  Agreement.

"Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section  414  of  the  Code.

"Credit"  means any of the Revolving Credit, the Swing Line and the Term Credit.

"Credit Event" means the advancing of any Loan, the continuation of or conversion into a Eurodollar Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

"Credit  Parties"  means,  collectively,  the  Borrowers  and  the  Guarantors.

"Damages" means all damages including, without limitation, punitive damages, liabilities, costs, expenses, losses, diminutions in value, fines, penalties, demands, claims, cost recovery actions, lawsuits, administrative proceedings, orders, response action, removal and remedial costs, compliance costs, investigation expenses, consultant fees, attorneys' and paralegals' fees and litigation expenses.

"Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

"Disposition" means the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under subsections (a) through (g) of Section 8.10 hereof.

"Domestic Subsidiary" means each Subsidiary which is organized under the laws of the United States of America or any state or commonwealth thereof or under the laws of the District of Columbia.

"EBITDA" means, for any Person and with reference to any period, Net Income of such Person and its subsidiaries for such period plus the sum of all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense of such Person and its subsidiaries for such period, (b) federal, state, and local income taxes for such period of such Person and its subsidiaries for such period, and (c) depreciation of fixed assets and amortization of intangible assets of such Person and its subsidiaries for such period.

"Eligible Line of Business" means any business engaged in as of the date of this Agreement by the Credit Parties or any of their Subsidiaries or any business substantially similar thereto.

"Environmental  Law" means any current or future Legal Requirement pertaining to
(a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

"Eurodollar Loan" means a Loan bearing interest at the rate specified in Section 1.3(b) hereof.

"Eurodollar Reserve Percentage" means, for any Borrowing of Eurodollar Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal, and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Lender to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

"Event  of  Default"  means any event or condition identified as such in Section
9.1  hereof.

"Event of Loss" means, with respect to any Property consisting of real estate, furniture, fixtures, equipment or other fixed assets, any of the following: (a) any loss, destruction or damage of such Property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

"Existing Credit Agreement" means that certain Credit Agreement dated as of April 2, 2002 by and among the Borrowers, the Company, certain other guarantors, Harris Trust and Savings Bank, as administrative agent, and the other financial institutions party thereto.

"Existing L/Cs" means the letters of credit issued and outstanding under the Existing Credit Agreement, all of which are listed and described on Schedule 1.2 hereto.

"Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Base Rate.

"Fixed  Rate"  is  defined  in  Section  1.4(c)  hereof.

"Fixed Rate Loan" means a Term Loan, or part thereof, bearing interest at the rate determined pursuant to Section 1.4(c) hereof.

"Floating  Rate  Payor"  is  defined  in  Section  1.4(c)  hereof.

"Foreign Subsidiary" means each Subsidiary which (a) is organized under the laws of a jurisdiction other than the United States of America or any state thereof,
(b) conducts substantially all of its business outside of the United States of America, and (c) has substantially all of its assets outside of the United States of America.

"Funds Transfer and Deposit Account Liability" means the liability of each Borrower or any of its Subsidiaries owing to any of the Lenders, or any Affiliates of such Lenders, arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from the deposit accounts of such Borrower and/or any Subsidiary now or hereafter maintained with any of the Lenders or their Affiliates, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, and (c) any other deposit, disbursement, and cash management services afforded to such Borrower or any such Subsidiary by any of such Lenders or their Affiliates.

"GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

"Guarantors" means the Company, the Subsidiaries of the Company identified as "Guarantors" on the signature pages hereto and each other direct or indirect Subsidiary of the Company executing a Guaranty after the date hereof.

"Guaranty" means this Agreement as to the Guarantors party hereto and the Additional Guarantor Supplements as to any Subsidiaries guaranteeing the Obligations and becoming party hereto after the date hereof.

"Hazardous Material" means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as "hazardous" or "toxic" or words of like import pursuant to an Environmental Law.

"Hedging Liability" means the liability of any Borrower or any Subsidiary to any of the Lenders, or any Affiliates of such Lenders, in respect of any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate floor agreements, interest rate exchange agreements, foreign currency contracts, currency swap contracts, or other similar interest rate or currency hedging arrangements as such Borrower or such Subsidiary, as the case may be, may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates.

"Hostile Acquisition" means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, and as to which such approval has not been withdrawn.

"Indebtedness for Borrowed Money" means for any Person (without duplication) (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness for the deferred purchase price of Property or services, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such Property), (d) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien, (e) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable as lessee, (f) any liability in respect of banker's acceptances or letters of credit, and (g) any indebtedness, whether or not assumed, secured by Liens on Property acquired by such Person at the time of acquisition thereof, it being understood that the term "Indebtedness for Borrowed Money" shall not include trade payables arising in the ordinary course of business.

"Interest Coverage Ratio" means, at any time the same is to be determined, the ratio of (a) EBITDA of the Company for the four fiscal quarters of the Company then ended minus Capital Expenditures during the same four fiscal quarters then ended to (b) Interest Expense of the Company for the same four fiscal quarters then ended plus Restricted Payments during the same four fiscal quarters then ended.

"Interest Expense" means, for any Person with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of such Person and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

"Interest  Period"  is  defined  in  Section  1.7  hereof.

"L/C  Issuer"  means  Harris  Trust  and  Savings  Bank.

"L/C Obligations" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

"L/C  Sublimit"  means  $15,000,000,  as  reduced  pursuant to the terms hereof.

"LCI Acquisition" means (i) the acquisition by RBVD Sub I Inc. ("Merger Sub"), a Wholly-Owned Subsidiary of the Company, of 100% the common capital stock of Learning Curve, pursuant to the LCI Purchase Agreement, and (ii) the subsequent merger of Merger Sub with and into Learning Curve, with Learning Curve being the corporation surviving such merger.

"LCI Purchase Agreement" means the Agreement and Plan of Merger dated as of February 3, 2003 among the Company, Merger Sub, RCWL, Racing Champions Limited and Learning Curve.

"Learning Curve" means Learning Curve International, Inc., a Delaware corporation.

"Legal Requirement" means any treaty, convention, statute, law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any governmental authority, whether federal, state, or local.

"Lenders" means and includes each financial institution party hereto and the other financial institutions from time to time party to this Agreement, including each assignee Lender pursuant to Section 13.12 hereof.

"Lending  Office"  is  defined  in  Section  10.4  hereof.

"Letter  of  Credit"  is  defined  in  Section  1.3(a)  hereof.

"LIBOR" means, for an Interest Period for a Borrowing of Eurodollar Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and
(b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two Business Days before the beginning of such Interest Period by three or more major banks in the interbank eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by the Administrative Agent as part of such Borrowing.

     "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the appropriate Telerate Page as of 11:00 a.m. (London, England time) on the day two Business Days before the commencement of such Interest Period.

"Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

"Liquidity" means, at any time the same is to be determined, the sum of (a) the Unused Revolving Credit Commitments at such time and (b) cash balances on the books of the Company and its Domestic Subsidiaries in excess of $5,000,000 at such time.

"Loan" means any Revolving Loan, Swing Loan or Term Loan, whether outstanding as a Base Rate Loan or Eurodollar Loan or Fixed Rate Loan or otherwise, each of which is a "type" of Loan hereunder.

"Loan Documents" means this Agreement, the Notes, the Applications, the Collateral Documents, the Guaranties, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

"Material Adverse Effect" means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property or condition (financial or otherwise) of the Company or of any Borrower or of the Borrowers and their Subsidiaries taken as a whole, (b) a material impairment of the ability of any Credit Party to perform its obligations under any Loan Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder.

"Moody's"  means  Moody's  Investors  Service,  Inc.

"Net Cash Proceeds" means, as applicable, (a) with respect to any Disposition by a Person, cash and cash equivalent proceeds received by or for such Person's account, net of (i) reasonable direct costs relating to such Disposition and
(ii) sale, use or other transactional taxes paid or payable by such Person as a direct result of such Disposition; (b) with respect to any Event of Loss of a Person, cash and cash equivalent proceeds received by or for such Person's account (whether as a result of payments made under any applicable insurance policy therefor or in connection with condemnation proceedings or otherwise), net of (i) reasonable direct costs incurred in connection with the collection of such proceeds, awards or other payments, (ii) sale or other transactional taxes paid or payable by such Person as a direct result of such Event of Loss, and
(iii) amounts required to be applied to repay principal of, premium, if any, and interest on any Indebtedness for Borrowed Money secured by a Lien on the Property (or portion thereof) so damaged or taken (other than the Obligations hereunder) which is required to be and is repaid in connection with such Event of Loss; and
(c) with respect to any offering of equity securities of a Person or the issuance of any Indebtedness for Borrowed Money by a Person, cash and cash equivalent proceeds received by or for such Person's account, net of reasonable legal, underwriting, and other fees and expenses incurred as a direct result thereof.

"Net Income" means, for any Person and with reference to any period, the net income (or net loss) of such Person and its subsidiaries for such period computed on a consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or net loss) of any Person accrued prior to the date it becomes a subsidiary of, or has merged into or consolidated with, such Person or another subsidiary of such Person, and (b) the net income (or net loss) of any other Person (other than a subsidiary of such Person) in which such Person or any subsidiary of such Person has an equity interest in, except to the extent of the amount of dividends or other distributions actually paid to such Person or such subsidiary during such period.

"Notes"  means  and  includes  the  Revolving Notes, the Swing Note and the Term
Notes.

"Obligations" means all obligations of the Borrowers, or any of them, to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of any Credit Party arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

"Participating  Interest"  is  defined  in  Section  1.2(d)  hereof.

"Participating  Lender"  is  defined  in  Section  1.2(d)  hereof.

"PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

"Percentage" means for any Lender its Revolver Percentage or Term Loan Percentage, as applicable.

"Permitted Acquisition" means any Acquisition with respect to which all of the following conditions shall have been satisfied:

     (a) the Total Consideration for the Acquired Business, when taken together with the Total Consideration for all Acquired Businesses acquired after the date hereof, does not exceed $40,000,000 in the aggregate during any fiscal year of the Company and $60,000,000 in the aggregate for all Acquisitions completed after the date hereof;

     (b) if a new Subsidiary is formed or acquired as a result of or in connection with the Acquisition, the relevant Credit Party shall have complied with the requirements of Section 4 hereof in connection therewith;

     (c) the Company shall have furnished to the Lenders a compliance certificate reasonably satisfactory to the Required Lenders demonstrating that no Default or Event of Default exists, and that, on a pro forma basis, no Default or Event of Default would exist after giving effect to the Acquisition and setting forth the calculations supporting such statements with respect to the covenants contained in Sections 8.21, 8.22 and 8.23 hereof;

     (d) the Company has Liquidity, after giving effect to such Acquisition, of at least $15,000,000 and has delivered to the Administrative Agent a liquidity certificate in the form attached hereto as Exhibit H; and

     (e) in the case of any Acquisition for which the Total Consideration is greater than or equal to $10,000,000, (i) the Acquired Business is in an Eligible Line of Business with its primary operations in the United States, Canada or Europe, (ii) the Acquisition shall not be a Hostile Acquisition, (iii) if a Borrower is the acquiring entity, such Borrower shall be the surviving entity in such Acquisition and (iv) the total amount of Indebtedness for Borrowed Money used by the Company and/or relevant Subsidiary to fund such Acquisition shall not exceed the product of (x) the EBITDA for the most recently completed twelve fiscal months of the Person being acquired, multiplied by (y) nine, and the Company shall have delivered to the Administrative Agent evidence thereof reasonably satisfactory to the Administrative Agent.

"Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

"Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

"Pledge Agreement" means that certain Pledge Agreement dated the date of this Agreement among the Company and its Subsidiaries and the Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time.

"Property" means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

"RCI" means Racing Champions, Inc., an Illinois corporation and, as of the date hereof, a Wholly-owned Subsidiary of the Company.

"Reimbursement  Obligation"  is  defined  in  Section  1.2(c)  hereof.

"Required Lenders" means, as of the date of determination thereof, Lenders whose outstanding Loans and interests in Letters of Credit and Unused Revolving Credit Commitments constitute more than 66-2/3% of the sum of the total outstanding Loans, interests in Letters of Credit, and Unused Revolving Credit Commitments of the Lenders.

"Restricted  Payments"  is  defined  in  Section  8.12  hereof.

"Revolver Percentage" means, for each Lender, the percentage of the Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Lender (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all Revolving Credit Loans and L/C Obligations then outstanding.

"Revolving Credit" means the credit facility for making Revolving Loans and issuing Letters of Credit described in Sections 1.2 and 1.3 hereof.

"Revolving Credit Commitment" means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit issued for the account of any Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrowers and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate $80,000,000 on the date hereof.

"Revolving Credit Termination Date" means April 30, 2006, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to
Section  1.13,  9.2  or  9.3  hereof.

"Revolving Loan" is defined in Section 1.1 hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a "type" of Revolving Loan under the Revolving Credit.

"Revolving  Note"  is  defined  in  Section  1.10  hereof.

"S&P" means Standard & Poor's Ratings Services Group, a division of The McGraw-Hill Companies, Inc.

"SEC" means the U.S. Securities and Exchange Commission or any successor agency.

"Security Agreement" means that certain Security Agreement dated the date of this Agreement among the Company and its Subsidiaries and the Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time.

"subsidiary" means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term "Subsidiary" means a subsidiary of the Company or any other Credit Party or of any of their direct or indirect Subsidiaries, as applicable.

"Swing Line" means the credit facility for making one or more Swing Loans described in Section 1.16 hereof.

"Swing Line Sublimit" means $5,000,000, as reduced pursuant to the terms hereof.

"Swing  Loan"  and  "Swing  Loans"  each  is  defined  in  Section  1.16 hereof.

"Swing  Note"  is  defined  in  Section  1.11  hereof.

"Telerate Page" means the display designated on the Telerate Service (or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates) for U.S. Dollar deposits (currently displayed on Page
3750).

"Term Credit" means the credit facility for the Term Loans described in Section 1.1(a) hereof.

"Term Loan" is defined in Section 1.1(a) hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan or a Fixed Rate Loan, each of which is a "type" of Term Loan hereunder.

"Term Loan Commitment" means, as to any Lender, the obligation of such Lender to make its Term Loan on the Closing Date in the principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1 attached hereto and made a part hereof. The Borrowers and the Lenders acknowledge and agree that the Term Loan Commitments of the Lenders aggregate $60,000,000 on the date hereof.

"Term Loan Percentage" means, for each Lender, the percentage of the Term Loan Commitments represented by such Lender's Term Loan Commitment or, if the Term Loan Commitments have been terminated or have expired, the percentage held by such Lender of the aggregate principal amount of all Term Loans then outstanding.

"Term  Note"  is  defined  in  Section  1.11  hereof.

"Total Consideration" means the total amount (but without duplication) of (a) cash paid in connection with any Acquisition, plus (b) indebtedness payable to the seller in connection with such Acquisition, plus (c) the fair market value of any equity securities, including any warrants or options therefor, delivered in connection with any Acquisition, plus (d) the present value of covenants not to compete entered into in connection with such Acquisition or other future payments which are required to be made over a period of time and are not contingent upon the Borrower or its Subsidiary meeting financial performance objectives (exclusive of salaries paid in the ordinary course of business) (discounted at the Base Rate), but only to the extent not included in clause
(a), (b) or (c) above, plus (e) the amount of indebtedness assumed in connection with such Acquisition.

"Total Funded Debt" means, at any time the same is to be determined, the aggregate of all Indebtedness for Borrowed Money of the Company and its Subsidiaries at such time, including all Indebtedness for Borrowed Money of any other Person which is directly or indirectly guaranteed by the Company or any Subsidiary or which the Company or any Subsidiary has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Company or any Subsidiary has otherwise assured a creditor against loss.

"Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

"Unused Commitments" means, at any time, the difference between the Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans and L/C Obligations, provided that Swing Loans outstanding from time to time shall be deemed to reduce the (i) Unused Revolving Credit Commitment of the Administrative Agent for purposes of computing the commitment fee under Section 2.1(a) hereof and (ii) the Unused Revolving Credit Commitments of the Lenders for purposes of computing Liquidity.

"U.S. Dollars" and "$" each means the lawful currency of the United States of America.

"Voting Stock" of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

"Welfare  Plan"  means  a  "welfare  plan"  as defined in Section 3(1) of ERISA.

"Wholly-owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by any Borrower and/or one or more Wholly-owned Subsidiaries within the meaning of this definition.

     Section 5.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

     Section 5.3. Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrowers or the Required Lenders may by notice to the Lenders and the Borrowers, respectively, require that the Lenders and the Borrowers negotiate in good faith to amend such covenants, standards, and term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrowers and their Subsidiaries shall be the same as if such change had not been made. No delay by the Borrowers or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 5.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrowers shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

Section  6.     Representations  and  Warranties.

     To induce the Lenders to enter into this Agreement and to make the extensions of credit contemplated hereby, each of the Credit Parties represents and warrants to the Administrative Agent and the Lenders as follows:

     Section 6.1. Organization and Qualification. Each Credit Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.

     Section 6.2. Subsidiaries. The Company holds 100% of the issued and outstanding stock of each of the Borrowers. Each Subsidiary of the Borrowers is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.
Schedule 6.2 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company, any Borrower and the other Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on
Schedule 6.2 as owned by the Company, a Borrower or another Subsidiary are owned, beneficially and of record, by the Company, such Borrower or such Subsidiary, as the case may be, free and clear of all Liens other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

     Section 6.3. Authority and Validity of Obligations. Each Borrower has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to issue its Notes in evidence thereof, to grant to the Administrative Agent the Liens described in the Collateral Documents executed by it, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. Each Guarantor has full right and authority to enter into the Loan Documents executed by it, to guarantee the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability, to grant to the Administrative Agent the Liens described in the Collateral Documents executed by it, and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by each Credit Party have been duly authorized, executed, and delivered by such Credit Party and constitute valid and binding obligations of such Credit Party enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by any Credit Party of any of the matters and things herein or therein provided for,
(a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Credit Party or any provision of the organizational documents (e.g., charter, articles of incorporation or by-laws, articles of association or operating agreement, partnership agreement or other similar document) of any Credit Party, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting any Credit

Party or any of its Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (c) result in the creation or imposition of any Lien on any Property of any Credit Party other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents.

     Section 6.4. Use of Proceeds; Margin Stock. The Borrowers shall use the proceeds of the Credits to refinance existing indebtedness (including the repayment of all indebtedness under the Existing Credit Agreement) and for general working capital purposes and for such other legal and proper purposes as are consistent with all applicable laws. Neither any Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as hereinabove defined) constitutes less than 25% of the assets of each Borrower and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

     Section 6.5. Financial Reports. The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2001, and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Arthur Andersen LLP, independent public accountants, and the unaudited interim consolidated balance sheet of the Company and its Subsidiaries as at September 30, 2002, and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the nine months then ended, heretofore furnished to the Administrative Agent and the Lenders, fairly present the consolidated financial condition of the Company and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. Neither the Company nor any of its Subsidiaries has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof.

     Section 6.6. No Material Adverse Change. Since September 30, 2002, there has been no change in the condition (financial or otherwise) of the Company or any Subsidiary except those occurring in the ordinary course of business, none of which individually or in the aggregate have been materially adverse.

     Section 6.7. Full Disclosure. The statements and information furnished to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Administrative Agent and the Lenders acknowledging that as to any projections furnished to the Administrative Agent and the Lenders, the Credit Parties only represent that the same were prepared on the basis of information and estimates the Credit Parties believed to be reasonable.

     Section 6.8. Trademarks, Franchises, and Licenses. Each Credit Party and its Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person.

     Section 6.9. Governmental Authority and Licensing. Each Credit Party and its Subsidiaries have received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the knowledge of any Credit Party, threatened.

     Section 6.10. Good Title. Each Credit Party and its Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet furnished to the Administrative Agent and the Lenders (except for sales of assets in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 8.8 hereof.

     Section 6.11. Litigation and Other Controversies. There is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of any Credit Party threatened, against any Credit Party or any Subsidiary which if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 6.12. Taxes. All tax returns required to be filed by any Credit Party (to the best of such Credit Party's knowledge with respect to any local tax returns) or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees, and other governmental charges upon any Credit Party or any Subsidiary or upon any of its Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. No Credit Party knows of any proposed additional tax assessment against it or its Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for taxes on the books of each Credit Party and its Subsidiaries have been made for all open years, and for each such Person's current fiscal period.

     Section 6.13. Approvals. No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by any Credit Party of any Loan Document, except for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect and except where failure to obtain such authorization, consent, license, exemption, registration or approval would not have a Material Adverse Effect.

     Section 6.14. Affiliate Transactions. Neither any Credit Party nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates (other than with Wholly-owned Subsidiaries) on terms and conditions which are less favorable to such Credit Party or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

     Section 6.15. Investment Company; Public Utility Holding Company. Neither any Credit Party nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 6.16. ERISA. Each Credit Party and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither any Credit Party nor any Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

     Section 6.17. Compliance with Laws. The Credit Parties and their Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Property or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and Environmental Laws), where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither any Credit Party nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health, and safety statutes and regulations or is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, where any such non-compliance or remedial action, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 6.18. Other Agreements. Neither any Credit Party nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting such Person or any of its Property, which default if uncured could reasonably be expected to have a Material Adverse Effect.

     Section 6.19. Solvency. Each Credit Party and its Subsidiaries are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.

     Section 6.20. No Default. No Default or Event of Default has occurred and is continuing.

Section  7.     Conditions  Precedent.

     The obligation of each Lender to advance, continue or convert any Loan (other than the continuation of, or conversion into, a Base Rate Loan) or of the L/C Issuer to issue, extend the expiration date (including by not giving notice of non-renewal) of or increase the amount of any Letter of Credit under this Agreement, shall be subject to the following conditions precedent:

     Section 7.1. All Credit Events. At the time of each Credit Event hereunder:

     (a) each of the representations and warranties set forth herein shall be and remain true and correct as of said time, except to the extent the same expressly relate to an earlier date;

     (b) each Credit Party and each Subsidiary shall be in compliance with all of the terms and conditions hereof and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;

     (c) in the case of a Borrowing, the Administrative Agent shall have received the notice required by Section 1.5 hereof, in the case of the issuance of any Letter of Credit the L/C Issuer shall have received a duly completed Application for such Letter of Credit together with any fees called for by
Section 2.1 hereof, and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form acceptable to the L/C Issuer together with fees called for by Section 2.1 hereof; and

     (d) such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the

Administrative Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

     Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrowers on the date of such Credit Event as to the facts specified in subsections (a) through (c), both inclusive, of this Section.

     Section 7.2. Initial Credit Event. Before or concurrently with the initial Credit Event:

     (a) the Administrative Agent shall have received for each Lender this Agreement duly executed by the Borrowers, the Guarantors party hereto and the Lenders;

     (b) the Administrative Agent shall have received for each Lender such Lender's duly executed Notes dated the date hereof and otherwise in compliance with the provisions of Section 1.11 hereof;

     (c) the Administrative Agent shall have received the Security Agreement, and Pledge Agreement duly executed by the Company and its Subsidiaries, together with (i) original stock certificates or other similar instruments or securities representing all of the issued and outstanding shares of capital stock or other equity interests in each Subsidiary (65% of such capital stock in the case of any Foreign Subsidiary as provided in Section 4.1 hereof) as of the Closing Date, (ii) stock powers for the Collateral consisting of the stock or other equity interest in each Subsidiary executed in blank and undated, (iii) UCC financing statements to be filed against the Company and each Subsidiary, as debtor, in favor of the Administrative Agent, as secured party,
(iv) patent, trademark, and copyright collateral assignments to the extent requested by the Administrative Agent, (v) deposit account, securities account, and commodity account control agreements to the extent requested by the Administrative Agent and (vi) landlord's and warehouseman's lien waivers to the extent required by the Security Agreement;

     (d) the Administrative Agent shall have received evidence of insurance required to be maintained under the Loan Documents, naming the Administrative Agent as loss payee;

     (e) the Administrative Agent shall have received evidence satisfactory to it that, simultaneously with the initial advance hereunder, the obligations of the Borrowers under the Existing Credit Agreement are paid in full and the Existing Credit Agreement is cancelled;

     (f) the cash purchase price due under the LCI Purchase Agreement shall not exceed $125,000,000 and all conditions precedent to the LCI Acquisition shall have been satisfied except for the Lenders' funding of approximately $105,000,000 of the cash purchase price thereof, and the Administrative Agent shall have received satisfactory evidence of each of the foregoing;

     (g) nothing shall come to the attention of the Company, LCI, the Agent or any Lender which indicates that the capital structure and financial condition of the Company (including without limitation its current assets and current liabilities) immediately after giving effect to the LCI Acquisition shall be detrimentally at variance, in any material respect, from those presumed in the pro forma financial statements and other financial materials furnished by the Company to the Lenders in connection with the LCI Acquisition;

     (h) the Administrative Agent shall have received copies of each Credit Party's articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary (or officer or manager holding a comparable office);

     (i) the Administrative Agent shall have received copies of resolutions of each Credit Party's Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on such Credit Party's behalf, all certified in each instance by its Secretary or Assistant Secretary (or officer or manager holding a comparable office);

     (j) the Administrative Agent shall have received copies of the certificates of good standing for each Credit Party (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization and of each state in which it is qualified to do business as a foreign corporation or organization;

     (k) the Administrative Agent shall have received a list of each Borrower's Authorized Representatives;

     (l) the Administrative Agent shall have received a true, correct and complete copy of the LCI Purchase Agreement, certified by the Company;

     (m) the Administrative Agent shall have received for itself and for the Lenders the initial fees called for by Section 2.1 hereof;

     (n) each Lender shall have received such evaluations and certifications as it may reasonably require in order to satisfy itself as to the financial condition of the Borrowers and their Subsidiaries, and the lack of material contingent liabilities of the Borrowers and their Subsidiaries;

     (o) the Administrative Agent shall have received for each Lender the favorable written opinion of counsel to the Credit Parties, in form and substance satisfactory to the Administrative Agent; and

     (p) the Administrative Agent shall have received for the account of the Lenders such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request.

     Section 7.3. Certain Deferred Conditions. Notwithstanding anything herein to the contrary, if at the time of the initial extension of credit hereunder, all conditions precedent set forth in Sections 7.1 and 7.2 hereof have been satisfied other than the Deferred Conditions, then this Agreement shall take effect, the Lenders shall be deemed to have waived the Deferred Conditions and the Borrowers shall be deemed to have covenanted and agreed with the Administrative Agent and the Lenders that they shall satisfy the Deferred Conditions by no later than April 4, 2003. The Borrowers' failure to satisfy the Deferred Conditions by April 4, 2003 shall constitute an immediate Event of Default hereunder. For purposes hereof, the term "Deferred Conditions" shall mean the conditions set forth in clauses (v) and (vi) of Section 7.2(c) hereof.

Section  8.     Covenants.

     The Credit Parties agree that, so long as any credit is available to or in use by the Borrowers, or any of them, hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 13.13 hereof:

     Section  8.1.     Maintenance  of  Business.

     (a) Each Credit Party shall, and shall cause each Subsidiary to, preserve and maintain its existence, except as otherwise provided in Section 8.10(c) hereof.

     (b) Each Credit Party shall, and shall cause each Subsidiary to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect.

     Section 8.2. Maintenance of Properties. Each Credit Party shall, and shall cause each Subsidiary to, maintain, preserve, and keep its Property, plant, and equipment used or useful in its business in good repair, working order and condition (ordinary wear and tear excepted), and shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained.

     Section 8.3. Taxes and Assessments. Each Credit Party shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor and except to the extent that failure to so pay or discharge would not have a Material Adverse Effect.

     Section 8.4. Insurance. Each Credit Party shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and each Credit Party shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including, without limitation, employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Credit Parties shall in any event maintain, and cause each Subsidiary to maintain, insurance on the Collateral to the extent required by the Collateral Documents. Each Credit Party shall, upon the request of the Administrative Agent, furnish to the Administrative Agent and the Lenders a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

     Section 8.5. Financial Reports. The Company shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP. The Company and each Borrower shall furnish to the Administrative Agent, each Lender and each of their duly authorized representatives such information respecting the business and financial condition of the Company, the Borrowers and their respective Subsidiaries as the Administrative Agent or such Lender may reasonably request; and without any request, the Company and the Borrowers shall furnish to the Administrative Agent and the Lenders:

     (a) as soon as available, and in any event within 45 days after the close of each fiscal quarter of each fiscal year of the Company (or such shorter period as may be required by the SEC for filing quarterly reports with the SEC), a copy of the consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the last day of such fiscal quarter and the consolidated and consolidating statements of income, retained earnings, and cash flows of the Company and its Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Company in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of the Company acceptable to the Administrative Agent;

     (b) as soon as available, and in any event within 90 days after the close of each fiscal year of the Company (or such shorter period as may be required by the SEC for filing annual reports with the SEC), a copy of the consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the last day of the fiscal year then ended and the consolidated and consolidating statements of income, retained earnings, and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion of a firm of independent public accountants of recognized national standing, selected by the Company and reasonably satisfactory to the Administrative Agent and the Required Lenders, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

     (c) within the period provided in subsection (b) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof;

     (d) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of the Company's or any Subsidiary's operations and financial affairs given to it by its independent public accountants;

     (e) promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its stockholders or other equity holders, and copies of each regular, periodic or special report, registration statement or prospectus (including all Form 10-K, Form 10-Q and Form 8-K reports) filed by the Company or any Subsidiary with any securities exchange or the SEC;

     (f) promptly after receipt thereof, a copy of each audit made by any regulatory agency of the books and records of the Company or any Subsidiary or of notice of any material noncompliance with any applicable law, regulation or guideline relating to the Company or any Subsidiary, or its business;

     (g) as soon as available, and in any event within 60 days after the end of each fiscal year of the Company, a copy of the Company's consolidated and consolidating operating budget for the following fiscal year, in reasonable detail prepared by the

Company and in form satisfactory to the Administrative Agent (which shall include a summary of all assumptions made in preparing such operating budget);

     (h)     notice  of  any  Change  in  Control;

     (i) promptly after knowledge thereof shall have come to the attention of any responsible officer of any Credit Party, written notice of any threatened or pending litigation or governmental proceeding or labor controversy against the Company or any Subsidiary which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or of the occurrence of any Default or Event of Default hereunder; and

     (j) with each of the financial statements furnished to the Lenders pursuant to subsections (a) and (b) above, a written certificate in the form attached hereto as Exhibit E signed by the chief financial officer of the Company or another officer of the Company acceptable to the Administrative Agent to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Credit Parties or any Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Sections 8.21, 8.22 and 8.23 hereof.

     Section 8.6. Inspection. The Credit Parties shall, and shall cause each Subsidiary to, permit the Administrative Agent, each Lender, and each of their duly authorized representatives and agents to visit and inspect any of its Property, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision each Credit Party hereby authorizes such accountants to discuss with the Administrative
Agent and such Lenders the finances and affairs of such Credit Party and its Subsidiaries) at such reasonable times and intervals as the Administrative Agent or any such Lender may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to the Borrowers.

     Section 8.7. Borrowings and Guaranties. The Credit Parties shall not, nor shall they permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not restrict nor operate to prevent:

     (a) the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability of the Borrowers and their Subsidiaries owing to the Administrative Agent and the Lenders (and their Affiliates in the case of Hedging Liability);

     (b)     the  Guaranties;

     (c) purchase money indebtedness and Capitalized Lease Obligations of the Borrower and its Subsidiaries in an amount not to exceed $500,000 in the aggregate at any one time outstanding;

     (d) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

     (e) unsecured intercompany indebtedness among the Company and its Subsidiaries, provided that any such indebtedness shall be fully subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

     (f) Indebtedness for Borrowed Money other than that which is permitted by the foregoing subsections (a) through (e) provided such Indebtedness does not exceed $10,000,000 at any time outstanding for the Company and its Subsidiaries in the aggregate; and

     (g) the outstanding indebtedness owing under the Existing Credit Agreement which is being repaid in full out of the proceeds of the initial
Revolving  Loans  and  Term  Loans  hereunder.

     Section 8.8. Liens. The Credit Parties shall not, nor shall they permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

     (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts or leases to which any Credit Party or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

     (b) mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

     (c) judgment liens and judicial attachment liens not constituting an Event of Default under Section 9.1(g) hereof and the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of such judgment liens and attachments and liabilities of the Credit Parties and their Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $1,000,000 at any one time outstanding;

     (d) Liens on property of any Credit Party or any Subsidiary created solely for the purpose of securing indebtedness permitted by Section 8.7(c) hereof, representing or incurred to finance the purchase price of Property, provided that no such Lien shall extend to or cover other Property of such Credit Party or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of such Property, as reduced by repayments of principal thereon;

     (e)     any  interest  or  title  of  a  lessor  under any operating lease;

     (f) easements, rights-of-way, restrictions, and other similar encumbrances against real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary; and

     (g) the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents; and

     (h) Liens other than those permitted by any of the foregoing subsections (a) through (g) provided such Liens do not extend to any Collateral and provided further that such Liens secure obligations not exceeding $10,000,000 in the aggregate for the Company and its Subsidiaries.

     Section 8.9. Investments, Acquisitions, Loans and Advances. The Credit Parties shall not, nor shall they permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent:

     (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

     (b) investments in commercial paper rated at least P-1 by Moody's and at least A-1 by S&P maturing within one year of the date of issuance thereof;

     (c) investments in certificates of deposit issued by any Lender or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

     (d) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

     (e) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c), and (d) above;

     (f) each Credit Party's investments from time to time in its Subsidiaries, and investments made from time to time by any such Subsidiary in one or more of its Subsidiaries;

     (g) intercompany advances made from time to time from a Borrower to any one or more of its Subsidiaries in the ordinary course of business to finance working capital needs;

     (h)     the  LCI  Acquisition;

     (i)     Permitted  Acquisitions;  and

     (j) other investments, loans, and advances in addition to those otherwise permitted by this Section in an amount not to exceed $500,000 in the aggregate at any one time outstanding.

In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and loans and advances shall be taken at the principal amount thereof then remaining unpaid.

     Section 8.10. Mergers, Consolidations and Sales. The Credit Parties shall not, nor shall they permit any Subsidiary to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent:

     (a)     the  sale or lease of inventory in the ordinary course of business;

     (b) the sale, transfer, lease or other disposition of Property of any Credit Party and its Subsidiaries to one another (other than to RCI) in the ordinary course of its business;

     (c) the merger of any Subsidiary of a Credit Party with and into another Credit Party or any other Subsidiary of such Credit Party, provided that, in the case of any merger involving a Borrower, such Borrower is the corporation surviving the merger;

     (d) the dissolution of RCI or the merger of RCI with and into any Credit Party or any Domestic Subsidiary, provided that the Company promptly provides the Administrative Agent with a copy of any certificates and documents filed with the appropriate governmental authority to effect such dissolution or merger;

     (e) the sale of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction);

     (f) the sale, transfer or other disposition of any tangible personal property that, in the reasonable business judgment of the relevant Credit Party or its Subsidiary, has become obsolete or worn out, and which is disposed of in the ordinary course of business; and

     (g) the sale, transfer, lease or other disposition of Property of any Credit Party or any Subsidiary (including any disposition of Property as part of a sale and leaseback transaction) aggregating for the Credit Parties and their Subsidiaries not more than $1,250,000 during any fiscal year of the Credit Parties.

     Section 8.11. Maintenance of Subsidiaries. The Credit Parties shall not assign, sell or transfer, nor shall it permit any Subsidiary to issue, assign, sell or transfer, any shares of capital stock or other equity interests of a Subsidiary; provided, however, that the foregoing shall not operate to prevent (a) the issuance, sale, and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary and (b) any transaction permitted by Section 8.10(c) or 8.10(d) above.

     Section 8.12. Dividends and Certain Other Restricted Payments. The Credit Parties shall not, nor shall they permit any Subsidiary to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests or (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same; provided, however, that the foregoing shall not operate to prevent the following (all of which are referred to collectively as "Restricted Payments"): (i) the making of dividends or distributions by any Wholly-owned Subsidiary of any Credit Party to its parent corporation,
(ii) dividends payable solely in the same class of capital stock of such Person and (iii) the Company's repurchase of shares of its capital stock on the open market provided that no Default or Event of Default has occurred and is continuing at such time or would be directly or indirectly caused as a result thereof on an actual or pro forma basis.

     Section  8.13.     ERISA.  The  Credit  Parties shall, and shall cause each
Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property. The Credit Parties shall, and shall cause each Subsidiary to, promptly notify the Administrative Agent and each Lender of: (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by any Credit Party or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of any Credit Party or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

     Section 8.14. Compliance with Laws. Each Credit Party shall, and shall cause each Subsidiary to, comply in all respects with all Legal Requirements applicable to or pertaining to its Property or business operations, where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property.

     Section 8.15. Burdensome Contracts With Affiliates. The Credit Parties shall not, nor shall they permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than with Wholly-owned Subsidiaries) on terms and conditions which are less favorable to such Credit Party or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

     Section 8.16. No Changes in Fiscal Year. The fiscal year of the Company and its Subsidiaries ends on December 31 of each year; and the Company shall not, nor shall it permit any Subsidiary to, change its fiscal year from its present basis.

     Section 8.17. Formation of Subsidiaries. Promptly upon the formation or acquisition of any Subsidiary of the Company (whether direct or indirect), the Company shall provide the Administrative Agent and the Lenders notice thereof (at which time Schedule 6.2 shall be deemed amended to include reference to such Subsidiary) and, in the case of the formation or acquisition of a Domestic Subsidiary of the Company, comply with the requirements of Section 4 hereof on a timely basis.

     Section 8.18. Change in the Nature of Business. The Credit Parties shall not, nor shall they permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of such Credit Party or such Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date.

     Section 8.19. Use of Loan Proceeds. The Borrowers shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof.

     Section 8.20. No Restrictions. Except as provided herein, the Credit Parties shall not, nor shall they permit any Subsidiary to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Credit Party or such Subsidiary to: (a) pay dividends or make any other distribution on any Subsidiary's capital stock or other equity interests owned by such Credit Party or such Subsidiary, (b) pay any indebtedness owed to any Borrower or any Subsidiary, (c) make loans or advances to any Borrower or any Subsidiary, (d) transfer any of its Property to any Borrower or any Subsidiary or (e) guarantee the Obligations and/or grant Liens on its assets to the Administrative Agent as required by the Loan Documents.

     Section 8.21. Minimum Adjusted EBITDA. As of the last day of each fiscal quarter of the Company (commencing March 31, 2003), the Company shall maintain an Adjusted EBITDA of not less than $50,000,000.

     Section 8.22. Cash Flow Leverage Ratio. The Company shall not, as of the last day of each fiscal quarter of the Company ending during the periods specified below, permit the Cash Flow Leverage Ratio to be greater than the ratio set forth to the right of such periods below:




                                                         Cash Flow Leverage Ratio
     From and including         To and including         shall not be more than:
     The date hereof. .           9/30/03                   2.25 to 1.0
     10/1/03                      6/30/04                   2.00 to 1.0
     7/1/04                      12/31/04                   1.75 to 1.0
     1/1/05                      all times thereafter       1.50 to 1.0


     Section 8.23. Interest Coverage Ratio. The Company shall not, as of the last day of each fiscal quarter of the Company ending during the periods specified below, permit the Interest Coverage Ratio to be less than the ratio set forth to the right of such periods below:



                                                         Interest Coverage Ratio
     From and including         To and including         shall not be less than:
     The date hereof. .          12/31/03                  2.25 to 1.0
     1/1/04                      all times thereafter      2.50 to 1.0


Section  9.     Events  of  Default  and  Remedies.

     Section 9.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

     (a) default (i) in the payment when due of all or any part of the principal of any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation or (ii) for a period of five days in the payment when due of all or any part of the interest on any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any fee or other Obligation payable hereunder or under any other Loan Document;

     (b) default in the observance or performance of any covenant set forth in Section 8.1(a), 8.4, 8.5, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.21, 8.22 or 8.23
hereof;

     (c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) written notice thereof is given to the Borrowers by the Administrative Agent;

     (d) any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;

     (e) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or any Credit Party takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder;

     (f) default shall occur under any Indebtedness for Borrowed Money issued, assumed or guaranteed by any Credit Party or any Subsidiary aggregating in excess of

$1,000,000, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

     (g) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against any Credit Party or any Subsidiary, or against any of its Property, in an aggregate amount in excess of $1,000,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days;

     (h) any Credit Party or any Subsidiary, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $1,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any Credit Party or any Subsidiary, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any Credit Party Borrower or any Subsidiary, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

     (i)     any  Change  of  Control  shall  occur;

     (j) any Credit Party or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any action in furtherance of any matter described in parts (i) through (v) above, or
(vii)  fail  to contest in good faith any appointment or proceeding described in
Section  9.1(k)  hereof;  or

     (k) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for any Credit Party or any Subsidiary, or any substantial part of any of its Property, or a proceeding described in Section 9.1(j)(v) shall be instituted against any Credit Party or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.

     Section 9.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsection (j) or (k) of Section 9.1 hereof has occurred and is continuing, the Administrative Agent shall, by written notice to the
Borrowers: (a) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Lenders, demand that the Borrowers immediately pay to the Administrative Agent the full amount then available for drawing under each or any Letter of Credit, and the Borrowers agree to immediately make such payment and acknowledge and agree that the Lenders would not have an adequate remedy at law for failure by the Borrowers to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require the Borrowers to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Administrative Agent, after giving notice to the Borrowers pursuant to Section 9.1(c) or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

     Section 9.3. Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 9.1 hereof has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrowers shall immediately pay to the Administrative Agent the full amount then available for drawing under all outstanding Letters of Credit, the Borrowers acknowledging and agreeing that the Lenders would not have an adequate remedy at law for failure by the Borrowers to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require the Borrowers to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

     Section 9.4. Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 1.8(b) or under Section 9.2 or 9.3 above, the Borrowers shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.


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     (b)     All  amounts prepaid pursuant to subsection (a) above shall be held by the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Collateral Account") as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the Administrative Agent, and to the payment of the unpaid balance of any other Obligations. The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer. If and when requested by RCE, on behalf of the Borrowers, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Borrowers to the L/C Issuer, the Administrative Agent or the Lenders; provided, however, that if (i) the Borrowers shall have made payment of all such obligations referred to in subsection (a) above, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and (iii) no Letters of Credit, Commitments, Loans or other Obligations remain outstanding hereunder, then the Administrative Agent shall release to RCE, on behalf of the Borrowers, any remaining amounts held in the Collateral Account.

     Section 9.5. Notice of Default. The Administrative Agent shall give notice to the Borrowers under Section 9.1(c) hereof promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

     Section 9.6. Expenses. The Borrowers jointly and severally agree to pay to the Administrative Agent and each Lender, and any other holder of any Note outstanding hereunder, all costs and expenses incurred or paid by the Administrative Agent and such Lender or any such holder, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrowers hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving any Borrower or any Subsidiary as a debtor thereunder).

Section  10.     Change  in  Circumstances.

     Section 10.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain any Eurodollar Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrowers and such


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
Lender's obligations to make or maintain Eurodollar Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans. The applicable Borrower shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, RCE, on behalf of the applicable Borrower, may then elect to borrow the principal amount of the affected Eurodollar Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.

     Section 10.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:

     (a) the Administrative Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

     (b) the Required Lenders advise the Administrative Agent that (i) LIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans for such Interest Period or (ii) that the making or funding of Eurodollar Loans become impracticable, then the Administrative Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be suspended.

     Section 10.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

     (i) shall subject any Lender (or its Lending Office) to any tax, duty or other charge with respect to its Eurodollar Loans or Fixed Rate Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Eurodollar Loans or Fixed Rate Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its Eurodollar Loans, Fixed Rate


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Loans,  Letter(s)  of Credit, or participations therein or any other amounts due under this Agreement or any other Loan Document in respect of its Eurodollar Loans, Fixed Rate Loans, Letter(s) of Credit, any participation therein, any Reimbursement Obligations owed to it, or its obligation to make Eurodollar Loans, Fixed Rate Loans, or issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

     (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loans or Fixed Rate Loans any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or shall impose on any Lender (or its Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans or Fixed Rate Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Eurodollar Loans or Fixed Rate Loans, or to issue a Letter of Credit, or to participate therein;

and  the  result  of any of the foregoing is to increase the cost to such Lender
(or its Lending Office) of making or maintaining any Eurodollar Loan or Fixed Rate Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Any demand on the Borrowers by a Lender under this Section shall be accompanied by a certificate setting forth the amount of such increased cost or reduced sum in reasonable detail (including an explanation of the basis for and the computation of such increased cost or reduced sum).

     (b) If, after the date hereof, any Lender or the Administrative Agent shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has had the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrowers shall pay to


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
such Lender such additional amount or amounts as will compensate such Lender for such reduction. Any demand on the Borrowers by a Lender under this Section shall be accompanied by a certificate setting forth the amount of such reduced return in reasonable detail (including an explanation of the basis for and the computation of such reduced return).

     (c)     A  certificate of a Lender claiming compensation under this Section
10.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, absent manifest error, if reasonably determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     Section 10.4. Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its Eurodollar Loans to reduce any liability of the Borrowers to such Lender under Section 10.3 hereof or to avoid the unavailability of Eurodollar Loans under Section 10.2 hereof, so long as such designation is not otherwise disadvantageous to the Lender.

     Section 10.5. Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to Eurodollar Loans shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank eurodollar market having a maturity corresponding to such Loan's Interest Period, and bearing an interest rate equal to LIBOR for such Interest Period.

Section  11.     The  Administrative  Agent.

     Section 11.1. Appointment and Authorization of Administrative Agent. Each Lender hereby appoints Harris Trust and Savings Bank as the Administrative Agent under the Loan Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Lenders expressly agree that the Administrative Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, the Borrowers or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders except as expressly set forth herein.

     Section 11.2. Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers


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
under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Affiliate of any Borrower as if it were not the Administrative Agent under the Loan Documents. The term "Lender" as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Lender. References in Section 1 hereof to the Administrative Agent's Loans, or to the amount owing to the Administrative Agent for which an interest rate is being determined, refer to the Administrative Agent in its individual capacity as a Lender.

     Section 11.3. Action by Administrative Agent. If the Administrative Agent receives from the Company or any Borrower a written notice of an Event of Default pursuant to Section 8.5 hereof, the Administrative Agent shall promptly give each of the Lenders written notice thereof. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 9.2 and
9.5. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Company or a Borrower. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations.

     Section 11.4. Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants, and other experts selected by it in good faith and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 11.5. Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (i) with the consent or at the request of the


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Required  Lenders  or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Credit Parties or any Subsidiary contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in
Section 7 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, the Credit Parties, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) reasonably believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it under the Loan Documents. The Administrative Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender acknowledges that it has independently and without reliance on the Administrative Agent or any other Lender, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrowers in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrowers and their Subsidiaries, and the Administrative Agent shall have no liability to any Lender with respect thereto.

     Section 11.6. Indemnity. The Lenders shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents, and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrowers and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Administrative Agent by any Lender arising outside of this Agreement and the other Loan Documents.


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
     Section 11.7. Resignation of Administrative Agent and Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent, which appointment shall be with the Borrowers' consent if no Event of Default exists. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation then the retiring
Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which may be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000, which appointment shall be with the Borrowers' consent if no Event of Default exists. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent under the Loan Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Section 11 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. If the Administrative Agent resigns and no successor is appointed, the rights and obligations of such Administrative Agent shall be automatically assumed by the Required Lenders and the Borrowers shall be directed to make all payments due each Lender hereunder directly to such Lender.

     Section 11.8. L/C Issuer. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. The L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 11 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit as fully as if the term "Administrative Agent", as used in this Section 11, included the L/C Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer.

     Section 11.9. Hedging Liability and Funds Transfer and Deposit Account Liability Arrangements. By virtue of a Lender's execution of this Agreement or an assignment agreement pursuant to Section 13.12 hereof, as the case may be, any Affiliate of such Lender with whom any Borrower or any Subsidiary has entered into an agreement creating Hedging Liability or Funds Transfer and Deposit Account Liability shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate's right to share in payments and collections out of the Guaranties as more fully set forth in Section 3.1 hereof. In


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
connection with any such distribution of payments and collections, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Funds Transfer and Deposit Account Liability unless such Lender has notified the Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution.

     Section 11.10. Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as "syndication agents," "documentation agents," "arrangers," or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

Section  12.     The  Guarantees.

     Section 12.1. The Guarantees. To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to the Borrowers by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor hereby unconditionally and irrevocably guarantees jointly and severally to the Administrative Agent, the Lenders, and their Affiliates, the due and punctual payment of all present and future Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability, including, but not limited to, the due and punctual payment of principal of and interest on the Notes, the Reimbursement Obligations, and the due and punctual payment of all other Obligations now or hereafter owed by the Borrowers, or any of them, under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof. In case of failure by any Borrower punctually to pay any Obligations, Hedging Liability, or Funds Transfer and Deposit Account Liability guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the applicable Borrower.

     Section 12.2. Guarantee Unconditional. The obligations of each Guarantor under this Section 12 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

     (a) any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of any Borrower or of any other Guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

     (b) any modification or amendment of or supplement to this Agreement or any other Loan Document;


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
     (c) any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, any Borrower, any other Guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any Borrower or of any other Guarantor contained in any Loan Document;

     (d) the existence of any claim, set-off, or other rights which any Borrower or any other Guarantor may have at any time against the Administrative Agent, any Lender, or any other Person, whether or not arising in connection herewith;

     (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Borrower, any other Guarantor, or any other Person or Property;

     (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of any Borrower, regardless of what obligations of the Borrowers remain unpaid;

     (g) any invalidity or unenforceability relating to or against any Borrower or any other Guarantor for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower or any other Guarantor of the principal of or interest on any Note or any Reimbursement Obligation or any other amount payable under the Loan Documents; or

     (h) any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Borrowers under this
Section  12.

     Section 12.3. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations under this Section 12 shall remain in full force and effect until the Commitments are terminated, all Letters of Credit have expired, and the principal of and interest on the Notes and all other amounts payable by the Borrowers and the Guarantors under this Agreement and all other Loan Documents and, if then outstanding and unpaid, all Hedging Liability and Funds Transfer and Deposit Account Liability, shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any Reimbursement Obligation or any other amount payable by any Borrower or any Guarantor under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or of any Guarantor, or otherwise, each Guarantor's obligations under this Section 12 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.


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
     Section 12.4. Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability shall have been paid in full subsequent to the termination of the Commitments and expiration of all Letters of Credit. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability and all other amounts payable by the Borrowers hereunder and the other Loan Documents and (y) the termination of the Commitments and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders or be credited and applied upon the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability, whether matured or unmatured, in accordance with the terms of this Agreement.

     Section 12.5. Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, or any other Person against any Borrower, another Guarantor, or any other Person.

     Section 12.6. Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 12 shall not exceed $1.00 less than the lowest amount which would render such Guarantor's obligations under this Section 12 void or voidable under applicable law, including, without limitation, fraudulent conveyance law.

     Section 12.7. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower under this Agreement or any other Loan Document, or under any agreement establishing Hedging Liability or Funds Transfer and Deposit Account Liability, is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents, or under any agreement establishing Hedging Liability or Funds Transfer and Deposit Account Liability, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

     Section 12.8. Benefit to Guarantors. All of the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each Guarantor has a direct impact on the success of each other Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.

     Section 12.9. Guarantor Covenants. Each Guarantor shall take such action as the Borrowers are required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Borrowers are required by this Agreement to prohibit such Guarantor from taking.


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
Section  13.     Miscellaneous.

     Section 13.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 13.1(b) hereof, each payment by any Borrower under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which such Borrower is domiciled, any jurisdiction from which such Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the relevant Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Administrative Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Administrative Agent (as the case may be) would have received had such withholding not been made. If the Administrative Agent or any Lender pays any amount in respect of any such taxes, penalties or interest, the Borrowers shall reimburse the Administrative Agent or such Lender for that payment on demand in the currency in which such payment was made. If any Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment.

     (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers and the Administrative Agent on or before the date the initial Credit Event is made hereunder or, if later, the date such financial institution becomes a Lender hereunder, two duly completed and signed copies of
(i) either Form W-8 BEN (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) or Form W-8 ECI (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) of the United States Internal Revenue Service or (ii) solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Borrower and is not a controlled foreign corporation related to any Borrower (within the meaning of Section 864(d)(4) of the Code). Thereafter and from time to time, each Lender shall submit to the Borrowers and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) and such other certificates as may be (i) requested by any Borrower in a written notice, directly or through the Administrative Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender,


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
including fees, pursuant to the Loan Documents or the Obligations. Upon the request of any Borrower or the Administrative Agent, each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers and the Administrative Agent a certificate to the effect that it is such a United States person.

     (c) Inability of Lender to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrowers or the Administrative Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 13.1 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrowers and Administrative Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

     Section 13.2. No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent or any Lender or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the Lenders and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     Section 13.3. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

     Section 13.4. Documentary Taxes. The Borrowers jointly and severally agree to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any is then in use or available hereunder.

     Section 13.5. Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.


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
     Section 13.6. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans and Letters of Credit, including, but not limited to, Sections 1.12, 10.3, and 13.15 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

     Section 13.7. Sharing of Set-Off. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section, amounts owed to or recovered by the L/C Issuer in connection with Reimbursement Obligations in which Lenders have been required to fund their participation shall be treated as amounts owed to or recovered by the L/C Issuer as a Lender hereunder.

     Section 13.8. Notices. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the Administrative Agent and the Borrowers given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to the Lenders and the Administrative Agent shall be addressed to their respective addresses or telecopier numbers set forth on the signature pages hereof, and to the Borrowers and other Credit Parties to:

Racing  Champions,  Inc.
800  Roosevelt  Road,  Building  C-320
Glen  Ellyn,  Illinois  60137
Attention:     Ms.  Jody  Taylor
Telephone:     (630)  790-3507  ext.  158
Telecopy:     (630)  790-9762

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

with  a  copy  to:

James  M.  Bedore,  Esq.
Reinhart  Boerner  Van  Deuren,  S.C.
1000  North  Water  Street
Milwaukee,  Wisconsin  53202
Telephone:     (414)  298-8196
Facsimile:     (414)  298-8097

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section or on the signature pages hereof and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section or on the signature pages hereof; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

     Section 13.9. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 13.10. Successors and Assigns. This Agreement shall be binding upon the Borrowers and the Guarantors and their successors and assigns, and shall inure to the benefit of the Administrative Agent and each of the Lenders and the benefit of their respective successors and assigns, including any subsequent holder of any of the Obligations. The Borrowers and the Guarantors may not assign any of their rights or obligations under any Loan Document without the written consent of all of the Lenders.

     Section 13.11. Participants. Each Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Commitment held by such Lender at any time and from time to time to one or more other Persons; provided that no such participation shall relieve any Lender of any of its obligations under this Agreement, and, provided, further that no such participant shall have any rights under this Agreement except as provided in this Section, and the Administrative Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Lender will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of Section 1.11 and
Section  10.3  hereof.  The  Borrowers


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
authorize each Lender to disclose to any participant or prospective participant under this Section any financial or other information pertaining to any Borrower or any Subsidiary.

     Section 13.12. Assignments. (a) Each Lender shall have the right at any time, with the prior consent of the Administrative Agent and, so long as no Event of Default then exists, RCE, on behalf of the Borrowers (which consent of RCE, on behalf of the Borrowers shall not be unreasonably withheld), to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Loan Documents (including, without limitation, the indebtedness evidenced by the Note then held by such assigning Lender, together with an equivalent percentage of its obligation to make Loans and participate in Letters of Credit) to one or more commercial banks or other financial institutions or investors, provided that, unless otherwise agreed to by the Administrative Agent, such assignment shall be of a fixed percentage (and not by its terms of varying percentage) of the assigning Lender's rights and obligations under the Loan Documents; provided, however, that in order to make any such assignment (i) unless the assigning Lender is assigning all of its Commitments, outstanding Loans and interests in Letters of Credit Obligations, the assigning Lender shall retain at least $5,000,000 of its unused Commitment, outstanding Loans and interests in Letters of Credit, (ii) the assignee Lender shall have a Commitment, outstanding Loans and interests in Letters of Credit of at least $5,000,000, (iii) each such assignment shall be evidenced by a written agreement (substantially in the form attached hereto as Exhibit G or in such other form acceptable to the Administrative Agent) executed by such assigning Lender, such assignee Lender or Lenders, the Administrative Agent and, if required as provided above, RCE, on behalf of the Borrowers, which agreement shall specify in each instance the portion of the Obligations which are to be assigned to the assignee Lender and the portion of the Commitments of the assigning Lender to be assumed by the assignee Lender, and (iv) the assigning Lender shall pay to the Administrative Agent a processing fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by the Administrative Agent in connection with any such assignment agreement. Any such assignee shall become a Lender for all purposes hereunder to the extent of the rights and obligations under the Loan Documents it assumes and the assigning Lender shall be released from its obligations, and will have released its rights, under the Loan Documents to the extent of such assignment. The address for notices to such assignee Lender shall be as specified in the assignment agreement executed by it. Promptly upon the effectiveness of any such assignment agreement, the Borrowers shall execute and deliver replacement Notes to the assignee Lender and the assigning Lender in the respective amounts of their Commitments (or assigned principal amounts, as applicable) after giving effect to the reduction occasioned by such assignment (such Notes to constitute "Notes" for all purposes of the Loan Documents), and the assignee Lender shall thereafter surrender to RCE, on behalf of the Borrowers, its old Notes. The Borrowers authorize each Lender to disclose to any purchaser or prospective purchaser of an interest in the Loans and interest in Letters of Credit owed to it or its Commitment under this Section any financial or other information pertaining to any Borrower or any Subsidiary.

     (b) Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall


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
release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

     Section 13.13. Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrowers, (b) the Required Lenders, and (c) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent; provided that:

     (i) no amendment or waiver pursuant to this Section 13.13 shall (A) increase any Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any Reimbursement Obligation or of any fee payable hereunder or of any indemnity or other provision relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to Loans and Letters of Credit (including, but not limited to Sections 1.12, 10.3 and 13.5 hereof), in each case, without the consent of the Lender to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder; and

     (ii) no amendment or waiver pursuant to this Section 13.13 shall, unless signed by each Lender, increase the aggregate Commitments of the Lenders, change the definitions of Revolving Credit Termination Date or Required Lenders, change the provisions of this Section 13.13, release any Guarantor or any substantial part of the Collateral (except as otherwise provided for in the Loan Documents), or affect the number of Lenders required to take any action hereunder or under any other Loan Document.

     Section 13.14. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

     Section 13.15. Costs and Expenses; Indemnification. (a) The Borrowers jointly and severally agree to pay all costs and expenses of the Administrative Agent in connection with the preparation, negotiation, syndication, and administration of the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated, together with any fees and charges suffered or incurred by the Administrative Agent in connection with periodic collateral filing fees and lien searches. The Borrowers further agree to indemnify the Administrative Agent, each Lender, and their respective directors, officers, employees, agents, financial advisors, and consultants against all losses, claims, damages, penalties, judgments,


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
liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrowers, upon demand by the Administrative Agent or a Lender at any time, shall reimburse the Administrative Agent or such Lender for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Borrowers under this Section shall survive the termination of this Agreement.

     (b) Each Borrower unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, the Administrative Agent and the Lenders for any damages, costs, loss or expense, including without limitation, response, remedial or removal costs, arising out of any of the following: (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by any Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), (ii) the operation or violation of any Environmental Law by any Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), (iii) any claim for personal injury or property damage in connection with any Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by any Borrower or any Subsidiary made herein or in any other Loan Document evidencing or securing any Obligations or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the willful misconduct or gross negligence of the party claiming indemnification. This indemnification shall survive the payment and satisfaction of all Obligations and the termination of this Agreement, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim under this indemnification. This indemnification shall be binding upon the successors and assigns of each Borrower and shall inure to the benefit of Administrative Agent and the Lenders directors, officers, employees, agents, and collateral trustees, and their successors and assigns.

     Section 13.16. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and each subsequent holder of any Obligation is hereby authorized by each Borrower and each Guarantor at any time or from time to time, without notice to such Borrower or such Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of such Borrower or such Guarantor,


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whether  or  not  matured,  against  and  on  account of the Obligations of such
Borrower or such Guarantor to that Lender or that subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to
Section 9 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     Section 13.17. Currency. Each reference in this Agreement to U.S. Dollars (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of any Credit Party in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Person entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such Person receives such payment. If the amount of the relevant currency so purchased is less than the sum originally due to such Person in the relevant currency, the Credit Parties agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the amount of the specified currency so purchased exceeds the sum of (a) the amount originally due to the relevant Person in the specified currency plus (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Person under Section 13.16 hereof, such Person agrees to remit such excess to the relevant Credit Party.

     Section 13.18. Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

     Section 13.19. Governing Law. This Agreement and the other Loan Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois; provided, however, that nothing herein or in any other Loan Document shall prevent any Credit Party from contesting or raising defenses to any confession of judgment obtained pursuant to 735 ILCS 5/2-1301(c).

     Section 13.20. Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory


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
provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

     Section 13.21. Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document ("Excess Interest"). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control,
(b) neither any Borrower nor any Guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to RCE, on behalf of the Borrowers, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither any Borrower nor any Guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrowers' Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrowers' Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrowers' Obligations had the rate of interest not been limited to the Maximum Rate during such period.

     Section 13.22. Lender's Obligations Several; Lenders and their Affiliates. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity. Each Lender and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Affiliate of any Borrower as if it were not a Lender hereunder; provided, however, that the foregoing shall not be deemed to permit any Credit Party to do that which is otherwise prohibited by the Loan Documents.

     Section 13.23. Submission to Jurisdiction; Waiver of Jury Trial. The Borrowers and the Guarantors hereby submit to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for


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purposes  of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrowers and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Borrowers, the Guarantors, the Administrative Agent, and the Lenders hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to any Loan Document or the transactions contemplated thereby.

                           [SIGNATURE PAGES TO FOLLOW]



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

     This Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

                                             "Borrowers"

                                             RC  Ertl,  Inc.

                                             By  /s/ Jody L. Taylor

                                               Name  Jody L. Taylor
                                               Title  Chief Financial Officer

                                             Racing  Champions  South,  Inc.

                                             By  /s/ Jody L. Taylor

                                               Name  Jody L. Taylor
                                               Title  Chief Financial Officer

                                             Learning Curve International,  Inc.

                                             By  /s/ Jody L. Taylor

                                               Name  Jody L. Taylor
                                               Title  Chief Financial Officer

                                             Racing Champions Worldwide  Limited

                                             By  /s/ Curtis W. Stoelting

                                                Name  Curtis W. Stoelting
                                                Title  Director

                                             "Guarantors"

                                             Racing Champions  Ertl  Corporation

                                             By  /s/ Jody L. Taylor

                                               Name  Jody L. Taylor
                                               Title  Chief Financial Officer

                                             Racing  Champions,  Inc.

                                             By  /s/ Jody L. Taylor

                                               Name  Jody L. Taylor
                                               Title  Chief Financial Officer

                                             Green's  Racing  Souvenirs,  Inc.

                                             By  /s/ Jody L. Taylor

                                               Name  Jody L. Taylor
                                               Title  Chief Financial Officer

                                             RCNA  Holdings,  Inc.

                                             By  /s/ Jody L. Taylor

                                               Name  Jody L. Taylor
                                               Title  Chief Financial Officer

                                             DiecastExpress.com,  Inc.

                                             By  /s/ Jody L. Taylor

                                               Name  Jody L. Taylor
                                               Title  Chief Financial Officer

                                             RCE  Holdings,  LLC

                                             By  /s/ Jody L. Taylor

                                               Name  Jody L. Taylor
                                               Title  Manager


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
                                             "Lenders"

                                             Harris  Trust  and  Savings Bank,
                                             in its individual capacity as a
                                             Lender, as L/C Issuer,  and  as
                                             Administrative  Agent

                                             By  /s/ Mark W. Piekos

                                                Name  Mark W. Piekos
                                                Title  Vice President

                                             Address:
                                             111  West  Monroe  Street
                                             Chicago,  Illinois  60603
                                             Attention:   Mr.  Mark  Piekos
                                             Telecopy:   (312)  293-4856
                                             Telephone    (312)  461-2246


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
                                             The  Northern  Trust  Company

                                             By  /s/Gregg Lunceford

                                                  Name  Gregg Lunceford
                                                  Title Vice President

                                             Address:
                                             50  South  LaSalle  Street,  B-2
                                             Chicago,  Illinois  60603
                                             Attention:   Mr.  Gregg  Lunceford
                                             Telecopy:   (312)  444-7028
                                             Telephone:  (312)  557-3172

                                             U.S.  Bank  National  Association

                                             By  /s/ Jason C. Nadler

                                                 Name  Jason C. Nadler
                                                 Title  Assistant Vice President

                                             Address:
                                             7th  and  Washington
                                             Mail  Code:  SL-MO-T12M
                                             St.  Louis,  Missouri  63101
                                             Attention:     Mr.  Jason  Nadler
                                             Telecopy:     (314)  418-1963
                                             Telephone:     (314)  418-2059

                                             National  City  Bank  of
                                              Michigan/Illinois

                                             By  /s/ Stephen E. Green

                                                 Name:  Mr.  Stephen  E.  Green
                                                 Title:  Senior  Vice  President

                                             Address:
                                             1  North  Franklin,  Suite  3600
                                             Chicago,  Illinois  60606
                                             Attention:  Mr.  Stephen  E.  Green
                                             Telecopy:   (312)  240-0301
                                             Telephone:   (312)  384-4611

                                             LaSalle Bank  National  Association

                                             By  /s/ Michael F. Perry

                                                Name:  Michael F. Perry
                                                Title:  Assistant Vice President

                                             Address:
                                             135 South LaSalle Street, Suite 218
                                             Chicago, IL 60603
                                             Attention:  Michael Perry
                                             Telecopy:  (312) 904-6469
                                             Telephone: (312) 904-7985

                                             Fifth  Third  Bank  (Chicago),
                                              a  Michigan  Banking  corporation

                                             By  /s/ Kim Puszczewicz

                                                Name:  Kim Puszczewicz
                                                Title: Corporate Banking Officer

                                             Address:
                                             1701 West Golf Road
                                             Rolling Meadows, IL 60008
                                             Attention:  Kim Puszczewicz
                                             Telecopy:   (847) 354-7130
                                             Telephone:  (847) 871-6088

                                             The  Provident  Bank

                                             By /s/ Alan R. Henning

                                                  Name:  Alan R. Henning
                                                  Title:  Vice President

                                             Address:
                                             1 East 4th Street, M5213
                                             Cincinnati, OH 45202
                                             Attention:  Alan R. Henning
                                             Telecopy:  (513) 579-2858
                                             Telephone: (513) 579-2747


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